UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
BLACKROCK TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BLACKROCK TCP CAPITAL CORP.
2951 28th Street, Suite 1000
Santa Monica, California 90405

[•], 2019

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of BlackRock TCP Capital Corp., a Delaware corporation (the “Company”) to be held on February 8, 2019, at 9:00 a.m., Pacific Time, at the offices of Tennenbaum Capital Partners, LLC, 2951 28th Street, Suite 1000, Santa Monica, California 90405.

The following pages include a formal notice of the meeting and our proxy statement. At the Special Meeting, the stockholders of the Company are being asked to approve the proposals described below, in the Notice of Special Meeting and in the accompanying proxy statement (the “Proxy Statement”).

On March 23, 2018, an amendment to the Investment Company Act of 1940 (the “1940 Act”) was signed into law, which permits a business development company, or “BDC,” like the Company, to take actions to increase the amount of indebtedness and other senior securities that it may issue by decreasing a BDC's minimum asset coverage from 200% to 150%. Effective November 7, 2018, the Company's Board of Directors (the “Board of Directors” or the “Board”), including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified minimum asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, and, as a result, effective on November 7, 2019 (unless the Company receives earlier stockholder approval), its asset coverage requirement applicable to senior securities will be reduced from 200% to 150%. For the reasons explained in the accompanying Proxy Statement, the Board believes that taking advantage of this development would be in the best interests of the Company and its stockholders and is seeking your approval to increase its leverage at the earliest possible time.

At the Special Meeting, you will be asked to consider and vote upon a proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the 1940 Act, to become effective the date after the Special Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur.

In connection with the Board's approval of the modified minimum asset coverage, the Board, including a majority of non-interested directors, approved, subject to the effectiveness of the modified minimum asset coverage ratio, certain amendments to the management fee, incentive compensation and hurdle rate in the existing investment management agreement between Tennenbaum Capital Partners, LLC (the “Advisor”) and the Company, which it believes to be in the best interests of the Company and its stockholders. Stockholders of the Company are being asked to approve a new investment management agreement between the Company and the Advisor (the “Amended Agreement”). The Amended Agreement will reduce (i) the management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity from 1.5% to 1.0%, (ii) the incentive compensation on net investment income and net realized gains (reduced by any net unrealized losses) from 20% to 17.5%, and (iii) the cumulative total return hurdle from 8% to 7%.

This Proxy Statement contains important information. Please read these materials so that you will know what we plan to do at the Special Meeting. It is important that you be represented at the Special Meeting. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Special Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the Proxy Statement and on the enclosed proxy card. If you attend the Special Meeting, you may revoke your proxy prior to its exercise and vote in person at the Special Meeting. Your vote is very important to us. I urge you to submit your proxy as soon as possible. Copies of these documents may also be accessed electronically by means of the Commission's home page on the internet at http://www.sec.gov.

If you have any questions about the proposals to be voted on, please call our solicitor, D.F. King & Co., Inc., at 1-866-406-2287.

Sincerely yours,

Howard M. Levkowitz
Chair of the Board of Directors and
Chief Executive Officer of the Company

Important Notice Regarding the Availability of Proxy Material for the Special Meeting of Stockholders to Be Held on February 8, 2019.

Our proxy statement is available online at http://investors.tcpcapital.com/financial-information.

The following information applicable to the Special Meeting of Stockholders may be found in the proxy statement and accompanying proxy card:

•	the date, time and location of the meeting;
•	a list of the matters intended to be acted on and our recommendations regarding those matters;
•	any control/identification numbers that you need to access proxy material online; and
•	information about attending the meeting and voting in person.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BLACKROCK TCP CAPITAL CORP.
2951 28th Street, Suite 1000
Santa Monica, California 90405
(310) 566-1003

NOTICE OF SPECIAL MEETING
TO BE HELD ON FEBRUARY 8, 2019

To the Stockholders of BlackRock TCP Capital Corp.:

NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders (the “Special Meeting”) of BlackRock TCP Capital Corp., a Delaware corporation (the “Company”) will be held on February 8, 2019, at 9:00 a.m. Pacific Time, at the offices of Tennenbaum Capital Partners, LLC, 2951 28th Street, Suite 1000, Santa Monica, California 90405. The Special Meeting is being held for the following purposes:

I.	To consider and vote upon a proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, to become effective the date after the Special Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur.
II.	To consider and vote upon a proposal to approve, subject to the effectiveness of the modified minimum asset coverage ratio, an amended investment management agreement between the Company and Tennenbaum Capital Partners, LLC (the “Advisor”) to permit the Advisor to serve as investment advisor to the Company on substantially the same terms as the existing agreement other than a reduction to (i) the management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity from 1.5% to 1.0%, (ii) the incentive compensation on net investment income and net realized gains (reduced by any net unrealized losses) from 20% to 17.5%, and (iii) the cumulative total return hurdle from 8% to 7%.
III.	To transact such other business as may properly come before the Special Meeting and any adjournments, postponements or delays thereof.

OUR BOARD OF DIRECTORS, INCLUDING OUR DIRECTORS THAT ARE NOT “INTERESTED PERSONS” AS DEFINED IN SECTION 2(A)(19) OF THE INVESTMENT COMPANY ACT OF 1940, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSALS I AND II.

You have the right to receive notice of and to vote at the Special Meeting, or any postponement or adjournment thereof, if you were a stockholder of record at the close of business on December 31, 2018.

Your vote is extremely important to us. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Special Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the accompanying proxy statement and on the enclosed proxy card. If you attend the meeting, you may revoke your proxy prior to its exercise and vote in person at the meeting. In the event that there are not sufficient stockholders present for a quorum, the Special Meeting may be adjourned from time to time, in the manner provided in our Bylaws, until a quorum will be present or represented.

If you have any questions about the proposals to be voted on, please call our solicitor, D.F. King & Co., Inc., at 1-866-406-2287.

By Order of the Board of Directors of the Company,

Howard M. Levkowitz
Chair of the Board of Directors and
Chief Executive Officer of the Company

Santa Monica, California
[•], 2018

This is an important meeting. You may execute the proxy card using the methods described in the proxy card. To ensure proper representation at the Special Meeting, please complete, sign, date and return the proxy card in the enclosed, postage-prepaid envelope, or authorize a proxy to vote your shares by telephone or through the Internet. Even if you authorize a proxy prior to the Special Meeting, you still may attend the Special Meeting, revoke your proxy, and vote your shares in person. The proxy statement and a form of proxy card are available online at http://investors.tcpcapital.com/financial-information. Executing and returning the proxy card is important to ensure a quorum at the Special Meeting.

i

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BLACKROCK TCP CAPITAL CORP.
2951 28th Street, Suite 1000
Santa Monica, California 90405
(310) 566-1003

Proxy Statement
for a
Special Meeting of Stockholders

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors,” or the “Board”) of BlackRock TCP Capital Corp., a Delaware corporation (the “Company”) for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held on February 8, 2019, at 9:00 a.m. Pacific Time, at the offices of Tennenbaum Capital Partners, LLC 2951 28th Street, Suite 1000, Santa Monica, California 90405, and at any postponements, adjournments or delays thereof. Only holders of record of our common stock at the close of business on December 31, 2018, which is the record date, will be entitled to vote at the Special Meeting. At the close of business on the record date, we had [•] shares of common stock outstanding and entitled to vote.

It is anticipated that the Notice of Internet Availability of Proxy Materials will first be sent to stockholders on or about [•], 2019. This proxy statement, including the accompanying form of proxy (collectively, the “Proxy Statement”), will first be made available to stockholders on or about [•], 2019. The Proxy Statement can be accessed online at http://investors.tcpcapital.com/financial-information.

We encourage you to vote, either by voting in person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). All proxies will be voted in accordance with the instructions contained therein. If you properly sign and date the accompanying proxy card or authorize a proxy to vote your shares by telephone or through the Internet, and we receive it in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR (I) the proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940 (the “1940 Act”), to become effective the date after the Special Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur and (II) the proposal to amend, subject to the effectiveness of the modified minimum asset coverage ratio, the investment management agreement between the Company and Tennenbaum Capital Partners, LLC (the “Advisor”) to permit the Advisor to serve as investment advisor to the Company on substantially the same terms as the existing agreement other than a reduction to (i) the management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity from 1.5% to 1.0%, (ii) the incentive compensation on net investment income and net realized gains (reduced by any net unrealized losses) from 20% to 17.5%, and (iii) the cumulative total return hurdle from 8% to 7%.

If your shares are held for your account by a broker, trustee, bank or other institution or nominee, you may vote such shares at the Special Meeting only if you have a legal proxy and present it at the Special Meeting.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone.

For information on how to obtain directions to attend the Special Meeting in person, please contact our solicitor, D.F. King & Co., Inc., at 1-866-406-2287.

Purpose of the Special Meeting

The Special Meeting has been called for the following purposes:

I.	To consider and vote upon a proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150%, pursuant to Section 61(a)(2) of the Investment Company Act of 1940, to become effective the date after the Special Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur.
II.	To consider and vote upon a proposal to approve, subject to the effectiveness of the modified minimum asset coverage ratio, an amended investment management agreement between the Company and the Advisor to permit the Advisor to serve as investment advisor to the Company on substantially the same terms as the existing agreement other than a reduction to (i) the management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity from 1.5% to 1.0%, (ii) the incentive compensation on net investment income and net realized gains (reduced by any net unrealized losses) from 20% to 17.5%, and (iii) the cumulative total return hurdle from 8% to 7%.
III.	To transact such other business as may properly come before the Special Meeting and any adjournments, postponements or delays thereof.

Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposal

It is important that every stockholder authorize a proxy so that we can achieve a quorum and hold the Special Meeting. For the Company, the presence at the Special Meeting, in person or by proxy, of holders of not less than one-third of the Company's shares issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business. If a quorum is not met, then we will be required to adjourn the meeting and incur additional expenses to continue to solicit additional votes. The holders of not less than one-third of the Company's shares issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, will constitute a quorum at the Special Meeting for the transaction of business.

Shares that are present at the Special Meeting, but then abstain, including by reason of so called “broker non-votes,” will be treated as present for purposes of establishing a quorum. A broker non-vote, with respect to a matter, occurs when a nominee holding shares for a beneficial owner is present at the meeting with respect to such shares, has not received voting instructions from the beneficial owner on the matter in question and does not have, or chooses not to exercise, discretionary authority to vote the shares on such matter. For this reason, it is imperative that stockholders vote or provide instructions to their broker as to how to vote.

Shareholders are entitled to one vote for each share held as of the record date. You may vote “for” or “against,” or abstain from voting on each proposal.

The affirmative vote of more than 50% of the votes cast on Proposal I will determine the outcome of the proposal. For Proposal I, “abstain” votes and broker non-votes, if any, will count as shares represented at the meeting for purpose of establishing a quorum but will have no effect on the outcome of the vote.

The affirmative vote of a majority of the outstanding common shares entitled to vote at the Special Meeting will determine the outcome of Proposal II. The 1940 Act defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of a company, whichever is the less (a “1940 Act Majority”). Abstentions and broker non-votes on Proposal II will have the effect of a vote against this proposal. Proposal II is contingent on the approval of Proposal I.

Adjournment of the Special Meeting

The Special Meeting may be adjourned from time to time pursuant to the Company's organization documents. If a quorum is not present or represented at the Special Meeting or if the chairman of the Special Meeting believes it is in the best interests of the Company, the chairman of the Special Meeting has the power to adjourn the meeting from time to time, in the manner provided in the organizational documents of the Company, until a quorum will be present or represented or to provide additional time to solicit votes for one or more proposals.

Proxies for the Special Meeting

The named proxies for the Special Meeting are Howard M. Levkowitz and Rajneesh Vig (or their duly authorized designees), who will follow submitted proxy voting instructions. They will vote as the Board recommends herein as to any submitted proxies that do not direct how to vote on any item, and will vote on any other matters properly presented at the Special Meeting in their judgment.

Other Information Regarding This Proxy

The Company will bear all costs and expenses related to the solicitation of those proposals including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy cards. Such costs and expenses are estimated to be approximately $50,000. If brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to and obtain proxies from such beneficial owners, we will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or employees of the Company, the Advisor and/or Series H of SVOF/MM, LLC, which is the Company's administrator (the “Administrator”). The Advisor and the Administrator are located at 2951 28th Street, Suite 1000, Santa Monica, California 90405. No additional compensation will be paid to directors, officers, regular employees, the Advisor or the Administrator for such services.

The Company has also retained D.F. King & Co., Inc., to assist in the solicitation of proxies for a fee of approximately $9,500 plus reimbursement of certain expenses and fees for additional services requested. Please note that D.F. King & Co., Inc., may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to authorize your proxy. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to the proxy tabulation firm.

Revocability of Proxies

A stockholder “of record” (i.e., stockholders holding shares directly in their name) may revoke a proxy at any time before it is exercised by notifying the Company's Chief Compliance Officer in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Special Meeting. Any shareholder of record attending the Special Meeting may vote in person whether or not he or she has previously authorized a proxy. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the shareholder in the same manner as the proxy being revoked and delivered to our proxy tabulator. If the shareholder holds shares through a broker, bank or other nominee, the shareholder must follow the instructions received from the broker, bank or other nominee in order to revoke the voting instructions. Attending the Special Meeting does not revoke a proxy unless the shareholder also votes in person at the Special Meeting.

Contact Information for Proxy Solicitation

You can contact us by email at investor.relations@tennenbaumcapital.com, or fax at 310-566-1010 or write the Company to the attention of Investor Relations at 2951 28th Street, Suite 1000, Santa Monica, California 90405. Proxy materials can be accessed online at http://investors.tcpcapital.com/financial-information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 30, 2018, there were no persons that owned more than 25% of the Company's outstanding voting securities, and no person would be presumed to “control” us, as such term is defined in the 1940 Act.

The Company's directors (each, a “Director”) are divided into two groups: independent directors (the “Independent Directors”) and interested directors. Interested directors are those who are “interested persons” of the Company, as defined in the 1940 Act.

Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). These rules generally provide that a person is the beneficial owner of securities if the person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire these powers within 60 days. The following table sets forth, as of November 30, 2018, certain ownership information with respect to the Company's shares for those persons who may, insofar as is known to us, directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding common shares of the Company, along with the beneficial ownership of each current Director and executive officer and the executive officers and Directors as a group. As of November 30, 2018, all Directors and officers as a group owned less than 1% of the Company's outstanding common shares.

Ownership information for those persons, if any, who own, control or hold the power to vote, 5% or more of the Company's shares is based upon Schedule 13D or Schedule 13G filings by such persons with the SEC and other information obtained from such persons, if available. Such ownership information is as of the date of the applicable filing and may no longer be accurate. Unless otherwise indicated, we believe that each person set forth in the table below has sole voting and investment power with respect to all shares of the Company he or she beneficially owns and has the same address as the Company. The Company's address is 2951 28th Street, Suite 1000, Santa Monica, California 90405.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% or more holders
Common Stock	Steelhead Partners, LLC (1) 333 108th Avenue NE, Suite 2010 Bellevue, WA 98004	3,308,420	5.33%

Common Stock	Wells Fargo & Company(2) 420 Montgomery Street San Francisco, California 94163	3,048,760	5.19%

Interested Directors
Common Stock	Howard M. Levkowitz(3)	165,941	*
Common Stock	Rajneesh Vig	39,750	*

Independent Directors
Common Stock	Kathleen A. Corbet	9,000	*
Common Stock	Eric J. Draut	51,532	*
Common Stock	M. Freddie Reiss	25,000	*
Common Stock	Peter E. Schwab	8,500	*
Common Stock	Karyn L. Williams	725	*
Common Stock	Brian F. Wruble	30,000	*

Executive Officers
Common Stock	Paul L. Davis	13,000	*
Common Stock	Elizabeth Greenwood	1,000	*
(1)	The amount of beneficial ownership of our shares by Steelhead Partners, LLC (“Steelhead”) contained herein is on a consolidated basis and includes any beneficial ownership of our shares by Steelhead Pathfinder Master, L.P. and other client accounts for which Steelhead serves as the investment manager. Steelhead holds certain of the Company’s convertible notes, which are convertible into an aggregate of 3,282,808 shares of the Company’s common stock (based on the conversion rates set forth in such notes as of October 31, 2018). In addition,

Steelhead Pathfinder Master, L.P. beneficially owns 25,612 shares of the Company’s common stock. Steelhead has the sole power to vote or direct the vote of 3,308,420 shares; shared power to vote or to direct the vote of 0 shares; sole power to dispose of or to direct the disposition of 3,308,420 shares; and shared power to dispose or to direct the disposition of 0 shares.

(2)	The amount of beneficial ownership of our shares by Wells Fargo & Company (“Wells Fargo”) contained herein is on a consolidated basis and includes any beneficial ownership of our shares by Wells Fargo Advisers Financial Network, LLC, Wells Fargo Clearing Services, LLC, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC, each a subsidiary of Wells Fargo. Wells Fargo has the sole power to vote or direct the vote of 3,019,247 shares; shared power to vote or to direct the vote of 0 shares; sole power to dispose of or to direct the disposition of 3,048,760 shares; and shared power to dispose or to direct the disposition of 0 shares.
(3)	The amount of beneficial ownership of our shares by Mr. Levkowitz contained herein includes 119,144 shares owned directly, 30,000 shares owned indirectly as Uniform Transfers to Minors Act custodian for minor children and 16,797 shares owned indirectly through the Elayne Levkowitz Individual Retirement Account.
*	Represents less than 1%.

The following table sets out the dollar range of the Company's equity securities beneficially owned by each of the Company's Directors as of November 30, 2018. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity Securities in the Company(1)(2)
Interested Directors
Howard M. Levkowitz	Over $100,000
Rajneesh Vig	Over $100,000

Independent Directors
Kathleen A. Corbet	Over $100,000
Eric J. Draut(2)	Over $100,000
M. Freddie Reiss(2)	Over $100,000
Peter E. Schwab(2)	Over $100,000
Karyn L. Williams	$10,001-$50,000
Brian F. Wruble(2)	Over $100,000
(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)	Mr. Draut has capital commitments of $750,000 in Tennenbaum Opportunities Fund VI, LLC (“TOF VI”) and $500,000 in Tennenbaum Special Situations Fund IX, LLC (“Fund IX”), two private investment funds advised by the Advisor. Mr. Reiss has capital commitments of $250,000 in TOF VI, $250,000 in Fund IX, $250,000 in Tennenbaum Opportunities Fund V, LLC and $150,000 in Special Value Opportunities Fund, LLC (“SVOF LLC”), two additional private investment funds advised by the Advisor. Mr. Schwab has a capital commitment of $250,000 in Fund IX. Mr. Wruble has capital commitments of $1,000,000 in TOF VI, $500,000 in Fund IX and $1,000,000 in SVOF LLC. Such interests are each less than one percent of the applicable class of securities of the fund.

Proposal I

Authorization to allow the Company to Increase Leverage by Approving the Application to the Company of a Minimum Asset Coverage Ratio of 150%, Pursuant to Section 61(a)(2) of the Investment Company Act of 1940, to Become Effective the Date After the Special Meeting, Which Would Permit the Company to Double the Maximum Amount of Leverage That It Is Currently Permitted to Incur.

The Company is a closed-end investment company that has elected to be regulated as a business development company, or “BDC,” under the 1940 Act. As a BDC, regulations under the 1940 Act limit the Company's ability to use borrowing, also known as “leverage,” in significant respects. With certain limited exceptions, the Company is currently only allowed to borrow amounts, including by issuing bank debt, debt securities or preferred stock (collectively, “senior securities”), where its asset coverage, as defined in the 1940 Act, equals at least 200% after the borrowing. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness and, if applicable, preferred stock.

On March 23, 2018, the passage of the Small Business Credit Availability Act (the “SBCAA”) amended Section 61(a) of the 1940 Act to allow a BDC to increase the maximum amount of leverage it may incur under the 1940 Act by electing to be subject to a lower minimum asset coverage ratio of 150%, subject to receipt of certain board or stockholder approvals and satisfaction of certain other conditions. Under the existing 200% minimum asset coverage ratio, the Company is permitted to borrow up to one dollar for investment purposes for every one dollar of investor equity, and under the 150% minimum asset coverage ratio, the Company will be permitted to borrow up to two dollars for investment purposes for every one dollar of investor equity. In other words, Section 61(a) of the 1940 Act permits BDCs to potentially increase their debt-to-equity ratio from a maximum of 1:1 to a maximum of 2:1 as a result of the amendments adopted pursuant to the SBCAA.

Under the SBCAA, the Board, including a “required majority” thereof (as defined in Section 57(o) of the 1940 Act), may vote to approve an increase in the Company's leverage capacity, and such approval would become effective after one year. In accordance with Section 57(o) of the 1940 Act, the approval of the “required majority” of the Company's Board requires the approval of both (i) a majority of the Company's directors who are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the 1940 Act, and (ii) a majority of the Company's directors who have no financial interest in the increase in the Company's leverage capacity. In addition, the Company is allowed to increase its leverage capacity if stockholders representing at least a majority of the votes cast, when quorum is met, approve a proposal to do so. If the Company receives stockholder approval, it would be allowed to increase its leverage capacity on the first day after such approval. In both cases, the Company would be required to make certain disclosures on its website and in SEC filings regarding, among other things, the receipt of approval to increase leverage, its leverage capacity and usage, and risks related to leverage.

Effective November 7, 2018, the Board, including the required majority thereof, approved the application of the minimum asset coverage ratio of 150% to the Company. As a result, regardless of the outcome of Proposal I, the Company will be subject to the minimum asset coverage ratio of 150% for purposes of the 1940 Act leverage limitation as of November 7, 2019. This means that, as of November 7, 2019, the Company will be permitted to incur double the maximum amount of leverage that the Company is able to incur currently.

In order to provide the Company with maximum leverage flexibility at the earliest possible date, the Board also authorized the Company to seek the approval of its stockholders so that the Company may increase its leverage limitation under the 1940 Act sooner than November 7, 2019. If Proposal I is approved by stockholders, the authorization would be effective as of the day after the Special Meeting and the Company would be permitted to incur double the maximum amount of leverage that the Company is able to incur currently approximately nine months earlier than if the Company's stockholders do not vote to approve Proposal I.

If Proposal I is not approved by the stockholders, the Company will continue to operate within the 200% minimum asset coverage ratio until the earlier of (1) such time as it receives stockholder approval of a similar proposal at a future meeting or (2) November 7, 2019, which is one year after the date on which the Board of Directors approved the application of the 150% minimum asset coverage ratio to the Company.

Furthermore, after the 150% minimum asset coverage ratio is in effect, the Company will continue to exclude certain outstanding debt of its wholly-owned small business investment company (the “SBIC”) when calculating its asset coverage ratio pursuant to an SEC exemptive order (the “Exemptive Relief”). On July 13, 2015, the Company obtained Exemptive Relief to exclude debt outstanding of its SBIC subsidiary that is guaranteed by the Small

Business Administration (the “SBA”) from the Company's minimum asset coverage ratio requirement under the 1940 Act. The Exemptive Relief permits the SBIC to borrow up to $150 million more than the Company would otherwise be able to borrow, absent the receipt of exemptive relief, under the 1940 Act. A number of other BDCs have obtained similar relief.

Illustrations of the Effect of Lowering the Minimum Asset Coverage Ratio

The following table sets forth the following information:

•	the Company's total assets, total debt outstanding (in dollars and as a percentage of total assets), net assets and asset coverage ratio as of September 30, 2018;
•	assuming that, as of September 30, 2018, the Company had incurred the maximum amount of borrowings that could be incurred by the Company under the current 200% minimum asset coverage ratio, the Company's pro forma total assets, total debt outstanding (with the maximum amount of additional borrowings that the Company would be permitted to incur in dollars and as a percentage of total assets), net assets and asset coverage ratio; and
•	assuming that, as of September 30, 2018, the Company had incurred the maximum amount of borrowings that could be incurred by the Company under a 150% minimum asset coverage ratio, the Company's pro forma total assets, total debt outstanding (with the maximum amount of additional borrowings that the Company would be permitted to incur in dollars and as a percentage of total assets), net assets and asset coverage ratio.

In evaluating the information presented below, it is important to recognize that the maximum amount of borrowings that could be incurred by the Company is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Company intends to incur or that would be available to the Company to be incurred.

Selected Consolidated Financial Statement Data (Unaudited)		Pro Forma Amounts as of September 30, 2018 Assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company
(dollar amounts in thousands)	Actual Amounts As of September 30, 2018(1)	Under the Current 200% Minimum Asset Coverage Ratio(2)	Under a 150% Minimum Asset Coverage Ratio(3)
Total Assets	$1,685,209	$1,864,517	$2,717,530
Total Debt Outstanding	$764,349	$943,657	$1,796,670
Net Assets	$853,014	$853,014	$853,014
Asset Coverage Ratio(4)	226%	200%	150%
Leverage	0.79x	1.00x	2.00x
(1)	As of September 30, 2018, the Company's total outstanding indebtedness represented 45.4% of the Company's total assets.
(2)	Based on the Company's total outstanding indebtedness of $764.3 million and outstanding SBIC debt of $98.0 million as of September 30, 2018 and applying the currently applicable 200% minimum asset coverage ratio, the Company could have incurred up to an additional $179.3 million of borrowings. The maximum amount of additional borrowings of $179.3 million would have represented 9.6% of total assets.
(3)	Based on the Company's total outstanding indebtedness of $764.3 million and outstanding SBIC debt of $98.0 million as of September 30, 2018 and applying a 150% minimum asset coverage ratio, the Company could have incurred up to an additional $1.03 billion of borrowings. The maximum amount of additional borrowings of $1.03 billion would have represented 38.0% of total assets.
(4)	Excludes outstanding debt of the Company’s wholly-owned SBIC that is guaranteed by the SBA.

In order to assist investors in understanding the effects of leverage, the following table illustrates the effect of leverage on returns from an investment in the Company's common stock, assuming (1) the Company's actual borrowings as of September 30, 2018, (2) the Company incurred the maximum amount of borrowings under the currently applicable minimum asset coverage ratio of 200% and (3) the Company incurred the maximum amount of borrowings under a minimum asset coverage ratio of 150%, each at various annual returns as of September 30, 2018, net of expenses. Leverage generally magnifies the return of stockholders when the portfolio return is positive and magnifies their losses when the portfolio return is negative. Actual returns may be greater or less than those appearing in the table. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below.

	Assumed Return on Portfolio (net of expenses)
	-10%	-5%	0%	5%	10%
Corresponding return to stockholder, based on actual borrowings as of September 30, 2018(1)	(22.1)%	(13.0)%	(3.8)%	5.3%	14.5%
Corresponding return to stockholder, pro forma assuming the Company incurred the maximum amount of borrowings under the current 200% minimum asset coverage ratio(2)	(25.1)%	(14.9)%	(4.7)%	5.5%	15.7%
Corresponding return to stockholder, pro forma assuming the Company incurred the maximum amount of borrowings under a 150% minimum asset coverage ratio(3)	(39.4)%	(24.2)%	(9.0)%	6.2%	21.4%
(1)	Assumes, as of September 30, 2018, (i) $1.7 billion in total assets, (ii) $764 million in outstanding indebtedness, (iii) $853 million in net assets and (iv) annualized interest cost of 4.27%, under the terms of the Company's debt for the three months ended September 30, 2018, excluding fees (such as fees on undrawn amounts and amortization of upfront fees). The Company's investments would have had to produce annual returns of approximately 2.1% to cover annual interest payments on the outstanding debt.
(2)	Assuming, on a pro forma basis, that (a) the Company had incurred the maximum amount of borrowings that could be incurred by the Company as of September 30, 2018 under the existing 200% minimum asset coverage ratio, and (b) the additional borrowings compared to the actual amount of borrowings incurred by the Company as of September 30, 2018 are fully invested, the Company would have (i) $1.9 billion in total assets, (ii) $949 million in outstanding indebtedness, (iii) $853 million in net assets, and (iv) an annualized interest cost of 4.27%. The Company's investments would have had to produce annual returns of approximately 2.3% to cover annual interest payments on the outstanding debt.
(3)	Assuming, on a pro forma basis, that (a) the Company had incurred the maximum amount of borrowings that could be incurred by the Company as of September 30, 2018 under a 150% minimum asset coverage ratio, and (b) the additional borrowings compared to the actual amount of borrowings incurred by the Company as of September 30, 2018 are fully invested, the Company would have (i) $2.7 billion in total assets, (ii) $1.8 billion in outstanding indebtedness, (iii) $853 million in net assets, and (iv) an annualized interest cost of 4.27%. The Company's investments would have had to produce annual returns of approximately 3.0% to cover annual interest payments on the outstanding debt.

Fees and Expenses Table

The following table is intended to assist you in understanding the costs and expenses that an investor in the Company's common stock will bear directly or indirectly, based on the assumptions set forth below. The following table and example should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. The following table and example represent our best estimate of the fees and expenses that we expect to incur during the next twelve months. For an example and estimate of the potential impact on returns on equity, please refer to the table on page 12 of this proxy statement. Further, the fees and expenses below are presented on a consolidated basis, directly or indirectly, to include expenses of the Company that investors in this offering will bear.

The Company cautions you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of the Company's future expenses, which may be greater or less than shown. Future expenses will depend on many factors, including the use of leverage, which may vary periodically depending on market conditions, the Company's portfolio composition and the Advisor's assessment of risks and returns. Except where the context suggests otherwise, whenever this proxy statement contains a reference to fees or expenses paid by “us” or the “Company,” stockholders will indirectly bear these fees or expenses as investors in BlackRock TCP Capital Corp.

			Pro Forma annualized expenses assuming that the Company had incurred the maximum amount of borrowings that could be incurred by the Company				Pro Forma annualized expenses assuming that: (i) the Company had incurred the maximum amount of borrowings that could be incurred by the Company and (ii) Proposal II is approved
Estimated annual expenses (as a percentage of net assets attributable to common stock)(1):	Annualized expenses based on actual expenses for the nine months ended September 30, 2018(2)		Under the current 200% minimum asset coverage ratio(3)		Under a 150% minimum asset coverage ratio(4)		Under a 150% minimum asset coverage ratio(4)
Base Management Fees	2.76	%(5)	3.05	%(5)	4.51	%(5)	4.02	%(6)
Incentive Compensation Payable Under the Investment Management Agreement	2.61	%(7)	2.90	%(7)	3.87	%(7)	3.39	%(8)
Interest Payments on Borrowed Funds(9)	4.22%		5.10%		9.27%		9.27%
Other Expenses(10)	1.02%		1.02%		1.67%		1.67%
Total Annual Expenses	10.61%		12.07%		19.32%		18.35%
(1)	The net assets attributable to common stock used to calculate the percentages in this table reflect the Company's net assets of $853 million as of September 30, 2018.
(2)	Expenses in this column are based on actual expenses incurred for the nine months ended September 30, 2018, annualized for a full year. As of September 30, 2018, the Company's asset coverage was 226%.
(3)	Expenses in this column are based on expenses incurred for the nine months ended September 30, 2018, annualized for a full year, assuming the Company had incurred the maximum amount of borrowings that could be incurred under the existing 200% minimum asset coverage ratio.
(4)	Expenses in this column are based on expenses incurred for the nine months ended September, 2018, annualized for a full year, assuming the Company had incurred the maximum amount of borrowings that could be incurred under a 150% minimum asset coverage ratio.
(5)	Base management fees are paid quarterly in arrears. The current base management fee of 1.5% is calculated based on the value of our total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. The percentage shown in the table is calculated by determining the ratio that the aggregate base management fee bears to our net assets attributable to common stock and not total assets. We make this conversion because all of our interest is indirectly borne by our common stockholders. If we borrow money or issue preferred stock and invest the proceeds other than in cash and cash equivalents, our base management fees will increase. The base management fee for any partial quarter is appropriately prorated.
(6)	Base management fees are paid quarterly in arrears. If Proposals I and II are approved, the base management fee will be calculated at an annual rate of 1.0% of the Company's total assets (excluding cash and cash equivalents) that exceed an amount equal to 200% of the net asset value of the Company, beginning the day following approval of the Proposals. The percentage shown in the table is calculated by determining the ratio that the aggregate base management fee bears to our net assets attributable to common stock and not total assets. We make this conversion because all of our interest is indirectly borne by our common stockholders. If we borrow money or issue preferred stock and invest the proceeds other than in cash and cash equivalents, our base management fees will increase. The base management fee for any partial quarter is appropriately prorated.
(7)	Under the investment management agreement, no incentive compensation was incurred until after January 1, 2013. The incentive compensation has two components, ordinary income and capital gains. Each component is payable quarterly in arrears (or upon termination of our Advisor as the investment manager) and is calculated based on the cumulative return for periods beginning January 1, 2013 and ending on the relevant calculation date.

Each of the two components of incentive compensation is separately subject to a total return limitation. Thus, notwithstanding the following provisions, we are not obligated to pay or distribute any ordinary income incentive compensation or any capital gains incentive compensation if our cumulative total return does not exceed an 8% annual return on daily weighted average contributed common equity. The incentive compensation we would pay is subject to a total return limitation. That is, no incentive compensation is paid if our cumulative annual total return is less than 8% of our average contributed common equity. If our cumulative annual total return is above 8%, the total cumulative incentive compensation we pay is not more than 20% of our cumulative total return, or, if lower, the amount of our cumulative total return that exceeds the 8% annual rate.

Subject to the above limitation, the ordinary income component is the amount, if positive, equal to 20% of the cumulative ordinary income before incentive compensation, less cumulative ordinary income incentive compensation previously paid or distributed.

Subject to the above limitation, the capital gains component is the amount, if positive, equal to 20% of the cumulative realized capital gains (computed net of cumulative realized losses and cumulative net unrealized capital depreciation), less cumulative capital gains incentive compensation previously paid or distributed. For assets held on January 1, 2013, capital gain, loss and depreciation are measured on an asset by asset basis against the value thereof as of December 31, 2012. The capital gains component is paid or distributed in full prior to payment or distribution of the ordinary income component.

(8)	If Proposals I and II are approved, the incentive compensation on ordinary income and capital gains will be 17.5%, beginning the date of the Amended Agreement, and the cumulative total return hurdle will be 7%.

(9)	“Interest Payments on Borrowed Funds” is based on interest expense for the nine months ended September 30, 2018, annualized for a full year. “Interest Payments on Borrowed Funds” represents interest and fees estimated to be accrued on the Company's credit facilities and amortization of debt issuance costs and that the interest rate on the debt issued (i) under the Company's $125.0 million revolving, multi-currency credit facility (the “SVCP 2022 Facility”) is the rate in effect as of September 30, 2018, which was 4.38% and (ii) under the Company's $300.0 million in available debt under a senior secured revolving credit facility (the “TCPC Funding Facility”) is the rate in effect as of September 30, 2018, which was 4.349%. “Interest Payments on Borrowed Funds” additionally represents interest and fees estimated to be accrued on our $108.0 million in aggregate principal amount of our 5.25% convertible senior unsecured notes due 2019, which bear interest at an annual rate of 5.25%, payable semi-annually, and are convertible into shares of our common stock under certain circumstances, our $140.0 million in aggregate principal amount of our 4.625% convertible senior unsecured notes due 2022, which bear interest at an annual rate of 4.625%, payable semi-annually, and are convertible into shares of our common stock under certain circumstances, our $175.0 million in aggregate principal amount of notes due 2022, which bear interest at an annual rate of 4.125%, payable semi-annually, and our $150.0 million of committed leverage from the SBA, which SBA debentures, once drawn, bear an interim interest rate of LIBOR plus 30 basis points, are non-recourse and may be prepaid at any time without penalty, and assumes that the committed leverage from the SBA is fully drawn. When we borrow money or issue preferred stock, all of our interest and preferred stock dividend payments are indirectly borne by our common stockholders.
(10)	“Other Expenses” includes our estimated overhead expenses, including expenses of our Advisor reimbursable under the investment management agreement and of the Administrator reimbursable under the administration agreement except for certain administration overhead costs which are not currently contemplated to be charged to us. Such expense estimate is based on actual other expenses for the nine months ended September 30, 2018, annualized for a full year.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in the Company's common stock, assuming (1) the Company's actual borrowings, (2) the Company incurs the maximum amount of borrowings under the existing minimum asset coverage ratio of 200%, (3) the Company incurs the maximum amount of borrowings under a minimum asset coverage ratio of 150% and (4) the Company incurs the maximum amount of borrowings under a minimum asset coverage ratio of 150% and Proposal II is approved. In calculating the following expense amounts, the Company has assumed that its annual operating expenses would remain at the levels set forth in the table above, except for the incentive compensation as applicable. Transaction expenses are not included in the following example.

An investor would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return from realized capital gains:

	1 year	3 years	5 years	10 years
Based on the Actual Borrowings as of September 30, 2018	$79	$229	$371	$690
Pro Forma Assuming Maximum Borrowings Permitted Based on the Existing 200% Minimum Asset Coverage Ratio	$90	$258	$413	$747
Pro Forma Assuming Maximum Borrowings Permitted Based on a 150% Minimum Asset Coverage Ratio	$146	$395	$594	$937
Pro Forma Assuming Maximum Borrowings Permitted Based on a 150% Minimum Asset Coverage Ratio and Proposal II is approved	$142	$385	$583	$927

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. There is no incentive compensation either on income or on capital gains under our investment management agreement assuming a 5% annual return and therefore it is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive compensation of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend or distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend.

While the pro forma examples in the above tables assume the maximum amount of borrowings under minimum asset coverage ratios of 200% and 150%, the Company believes that any use of increased leverage will generally depend on market conditions at the applicable time and management, in consultation with the Board, will determine the appropriate level of leverage for the Company based on a variety of factors. As such, even if Proposal I is approved, the Company may continue to operate with lower levels of leverage (i.e., higher asset coverage ratios).

This example and the expenses in the table above should not be considered a representation of future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

Board Recommendation and Rationale for Proposal I

The Board has approved Proposal I as in the best interests of the Company and its stockholders and recommends it to the stockholders for their approval.

The Board believes that authorizing the Company to increase its leverage limitation under the 1940 Act earlier than November 7, 2019 is in the best interests of the Company and its stockholders. In coming to this conclusion, the Board considered and evaluated various factors, including but not limited to the following:

•	the ability to increase the regulatory cushion through a lower minimum asset coverage requirement reduces certain risks from adverse market movements;
•	the potential impact on returns on equity, and the relative benefits of increasing the fundamental earnings power of the business compared to the risks associated with greater leverage;
•	the risks relative to the benefits associated with the use of increased leverage;
•	the impact on fees payable under the investment management agreement and other expenses, including, if Proposals I and II are approved by stockholders, the reduction to (i) the management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity from 1.5% to 1.0%, (ii) the incentive compensation on net investment income and net realized gains (reduced by any net unrealized losses) from 20% to 17.5%, and (iii) the cumulative total return hurdle from 8% to 7%;
•	the potential for greater investment opportunities due to having additional flexibility to manage capital resources;
•	the ability to take advantage of attractive investment and acquisition opportunities due to market conditions; and
•	the current middle market direct lending landscape and impact on competitiveness.

Ability to Increase the Regulatory Cushion Through a Lower Minimum Asset Coverage Requirement Reduces Risks from Adverse Market Movements

The application of the 150% minimum asset coverage ratio would enable the Company to better withstand potential adverse market movements while still meeting its asset coverage requirements. For example, as of September 30, 2018, the Company's asset coverage ratio was 226%, which, under the current 200% minimum asset coverage ratio, provided a 11.7% cushion based on fair value of investments. Under a 150% minimum asset coverage ratio, all else being equal, that cushion would be 33.8% based on fair value of investments.

The Company believes lowering the minimum asset coverage requirement provides meaningful regulatory relief to the Company as it removes the most significant existential or outside risk that a BDC structure faces — the risk that broader market events and individual portfolio company specific credit issues puts downward pressure on the fair value of investments that could result in a breach of statutory asset coverage requirements. Such a breach could severely limit the ability of a BDC to operate, constraining further borrowings and, as a result, the ability to pay distributions to stockholders and interest to lenders. The relief provided through the lower asset coverage requirement increases the regulatory cushion, or room above the minimum asset coverage requirement, available to the Company, meaning that the amount of decline in the fair value of assets that can be absorbed before the asset coverage requirement is breached is significantly expanded. As a result, the Company believes the relief represents a positive development for stockholders.

Potential Impact on Returns on Equity and the Relative Benefits of Increasing the Fundamental Earnings Power of the Business Compared to the Risks Associated with Greater Leverage

The Board considered the potential impact of additional leverage on the Company's net investment income and discussed how access to greater leverage has the potential to increase and sustain the Company's investment yield and returns to common stockholders. Funds that use leverage generally aim to earn an investment return on money raised through leverage that exceeds the costs of leveraging, and thereby to increase returns to common stockholders. The Board discussed that any investment returns in excess of the costs of leverage would benefit the holders of the common stock; however, to the extent the costs of leverage exceed such investment returns, those costs would be borne by, and reduce the returns to, the holders of the common stock.

The table below illustrates the Company's ability to continue its current dividend policy at differing levels of leverage (debt-to-equity) and credit losses by comparing the Company's dividend yields for the twelve months ended September 30, 2018, to illustrate annual returns on equity (“ROEs”) under various scenarios, which are based on the assumptions set forth in the notes to the table:

Notes:	• Illustrative ROE based on all-in yield on assets of 11.7%, operating expenses of 0.50% on assets, cost of debt of 5.02% and the Company’s fee structure under Proposal II, in each case based on the debt-to-equity ratio shown in the table above.

• The ROE impact of credit losses on portfolio is based on the debt-to-equity ratio shown in the table above.

• Dividend Yield calculated based on dividends paid of $1.44 per share for the twelve-month period ended September 30, 2018, divided by the closing stock price on September 30, 2018 of $14.51.

In addition, as marked in the table, the Company's analysis shows that, all else being equal, additional leverage would be accretive to ROEs at levels of annual credit losses up to approximately 3.50% in any given year (in other words, ROE is higher at higher levels of leverage at all levels of annual credit losses up to approximately 3.50%). Since the Company began investing activities in 2012, it has experienced average annualized net realized and unrealized losses of approximately 120 basis points.

A larger and more diversified portfolio could provide the Company with more consistent cash flow, which may support the maintenance and growth of its dividend. The Company generally distributes dividends to its stockholders quarterly and for the twelve months ended September 30, 2018, the Company declared total dividends of $1.44 per share of its common stock. Although the Company will continue to seek to generate income sufficient to pay dividends in the future, the proceeds of future debt offerings, and the investments thereof, could enable the Company to maintain and possibly grow its dividends, which may include a return of capital.

The Advisor informed the Board that the Company would only expect to incur additional indebtedness if the Advisor believes that, over time, the costs of carrying the assets to be acquired through leverage are likely to be lower than the Company's expected incremental investment yield and returns on equity.

While no assurances can be given that the investment yield and returns on equity attributable to borrowing would exceed the costs of such leverage, the Board concluded that the benefits of increased leverage outweigh the risks.

Risks Relative to the Benefits Associated With the Use of Increased Leverage

The Board considered how increased leverage could increase the risks associated with investing in the Company's common stock. For example, if the value of the Company's assets decreases, leverage will cause the Company's net asset value to decline more sharply than it otherwise would have without leverage or with lower leverage, increasing the risk of investing in the Company's common stock. Similarly, any decrease in the Company's revenue would cause its net income to decline more sharply than it would have if the Company had not borrowed or had borrowed less. In addition, the Company would have to service any additional debt that it incurs, including interest expense on debt and dividends on preferred stock, that the Company may issue, as well as the fees and costs related to the entry into or amendments to debt facilities. These expenses (which may be higher than the expenses on the Company's current borrowings due to the rising interest rate environment) would decrease net investment income, and the Company's ability to pay such expenses will depend largely on the Company's financial performance and will be subject to prevailing economic conditions and competitive pressures.

Since the Company already uses leverage in optimizing its investment portfolio, there are no material new types of risk associated with the ability to increase leverage, although risks to which the Company is already subject due to its use of leverage would be increased. The Board concluded that the potential benefits of increased leverage outweigh these risks. Management also discussed with the Board its plan to continue the Company's current investment strategy and framework and ensure that the Company maintains sound risk management processes to navigate the risks associated with expanded leverage.

Potential for Greater Investment Opportunities Due to Having Additional Flexibility to Manage Capital Resources

By increasing the Company's maximum permitted leverage, the application of the 150% minimum asset coverage ratio would provide the Company with larger capital resources. Based on the Company's balance sheet as of September 30, 2018, reducing the minimum asset coverage ratio from 200% to 150% would allow the Company to borrow approximately $1.03 billion in additional capital, subject to compliance with the covenants under its debt facilities (which could limit the Company’s actual leverage). With more capital to make investments, the Company believes that it could be a more meaningful capital provider and such additional capital would allow it to compete more effectively for high-quality investment opportunities. The Company believes that the greater deal flow would also enable it to participate more meaningfully in the private debt markets and make larger loans to its portfolio companies with no loss of diversification of the overall portfolio.

The Company currently plans to raise its incremental leverage gradually and grow assets over time by entering into investments that enhance the diversification profile of its portfolio when the Company believes there are attractive market opportunities. Even with the modified minimum asset coverage, the Company believes it will be able to maintain its investment grade ratings. Outside of potentially increasing the Company's debt-to-equity range, the Company currently does not plan to make any changes to its investment strategy, dividend framework or funding approach. The Company intends to continue to focus on privately negotiated investments in debt of middle-market companies, as well as investments of all kinds and at all levels of the capital structure, including in equity interests such as preferred or common stock and warrants or options received in connection with debt investments.

The Board noted that approximately 75% of the Company's total assets at fair value were invested in first-lien debt as of September 30, 2018, and that a portfolio comprised of such assets is well suited to take advantage of additional leverage. As a result, with additional leverage, the Company may continue to seek investments in lower risk, lower yielding loans. The Board further noted that the increase in total assets available for investment as a result of incurring additional leverage would increase the assets available for investment in assets considered “non-qualifying assets” for purposes of Section 55 of the 1940 Act, which will also give the Company greater flexibility when evaluating investment opportunities.

Impact on Fees Payable under the Investment Management Agreement and Other Expenses

The Board considered the impact of the use of higher leverage on the Company's base management fee and incentive compensation payable to the Advisor, noting that additional leverage would increase the base management fee and could increase the incentive fees. The Board also considered the effects of the decreased management fee and incentive compensation if Proposals I and II are approved.

The incentive compensation payable by the Company to the Advisor may create an incentive for the Advisor to pursue investments that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The incentive compensation payable to the Advisor is calculated based on a percentage of the Company's ordinary income and capital gains in excess of a cumulative total return based on an 8% annual return on daily weighted average contributed common equity. Accordingly, because an increase in leverage would increase gross assets and may increase ordinary income without increasing net assets, an increase in leverage would magnify positive returns, increasing the likelihood that the Company would meet or exceed the hurdle rate applicable to the incentive compensation based on ordinary income, which may result in an increase in the amount of incentive compensation payable to the Advisor.

The base management fee payable to the advisor pursuant to the investment management agreement is currently calculated at an annual rate of 1.5% based on the value of the Company's total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. As such, incurring additional leverage would increase the base management fee payable to the Advisor.

If Proposals I and II are approved, the Company's base management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity will be reduced from 1.5% to 1.0%, the incentive compensation on ordinary income and capital gains will be reduced from 20% to 17.5%, and the cumulative total return hurdle will be reduced from 8% to 7%. If Proposals I and II are approved by stockholders, the Amended Agreement would be effective beginning the day following approval of the Proposals, and the Company would begin calculating its payments to the Advisor using the new fee and hurdle rates. If Proposal II is not approved, the Company will continue to pay a base management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity of 1.5% and incentive compensation on ordinary income and capital gains of 20%, with a cumulative total return hurdle of 8%.

Since the Company already uses leverage in optimizing its investment portfolio, there are no material new types of risk associated with increased leverage on the base management and incentive compensation payable to the Advisor or the Advisor's incentives. The Advisor also informed the Board that it intends to manage the Company in the same disciplined manner as it has prior to the effectiveness of the lower minimum asset coverage ratio. The Board also noted that sourcing additional investment opportunities to deploy any additional capital will require additional time and effort on the part of the Advisor and its investment personnel.

Ability to Take Advantage of Attractive Investment and Acquisition Opportunities Due to Market Conditions

The Board considered that the capital raised through additional debt financing may help the Company generate additional investment and acquisition opportunities and would allow the Company to better manage its capital and to only undertake equity capital raises when market conditions are optimal for doing so.

From time to time, capital markets may experience periods of disruption and instability. For example, between 2008 and 2009, the global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. As a result of the disruption and volatility in the credit markets during this time, there was a reduction in capital available to certain specialty finance companies and other capital providers, causing a reduction in competition. These conditions also coincided with lower stock prices for BDCs, with most BDCs trading below net asset value per share. The Company believes that favorable investment opportunities to invest at attractive risk-adjusted returns, including opportunities to make acquisitions of other companies or investment portfolios at attractive values, may be created during these periods of disruption and volatility.

While market conditions have largely recovered from the events of 2008 and 2009, there have been continuing periods of volatility, some lasting longer than others. In particular, the Company has seen periods during the last few years where BDCs, including the Company, have traded below net asset value per share due to such stock market volatility. Even though the Company has received stockholder approval to do so, the Company has not, and currently does not intend to, issue shares at a price below its net asset value per share. As of November 30, 2018, the Company is trading below net asset value per share. If adverse market conditions re-occur or increase in severity and duration prior to November 7, 2019, the Company may not have access to sufficient equity capital in order to maintain compliance with the current 200% minimum asset coverage ratio and take advantage of attractive investment opportunities that are created during these periods. In addition, the equity capital that will be available, if any, may be available only at an issuance price below net asset value per share. Stockholder approval of Proposal I would provide the Company with the flexibility, prior to November 7, 2019, to raise additional debt capital to invest in such attractive investment opportunities, which typically need to be made expeditiously.

The Current Middle Market Direct Lending Landscape

The Company's primary competitors in providing financing to middle-market companies include public and private entities, other BDCs, commercial banks, commercial financing companies and insurance companies. Many of the Company's competitors are substantially larger and have considerably greater financial, technical and marketing resources than the Company. For example, some competitors may have a lower cost of funds and access to funding sources that will not be available to the Company. In addition, some competitors may have higher risk tolerances or different risk assessments than the Company, which could allow them to consider a wider variety of investments than the Company. Furthermore, many of the Company's competitors are not subject to the regulatory restrictions to which the Company is subject under the 1940 Act. Enabling the Company to incur additional indebtedness is expected to increase the competitiveness of the Company. Moreover, if other BDCs take advantage of the ability to incur additional indebtedness and the Company does not have the flexibility to do so, its competitiveness relative to such BDCs may be reduced.

Other Considerations

After the 150% minimum asset coverage ratio is in effect, the Company will continue to exclude certain outstanding debt of its SBIC subsidiary when calculating its asset coverage ratio pursuant to its Exemptive Relief. On July 13, 2015, the Company obtained Exemptive Relief to exclude debt outstanding of its wholly-owned SBIC that is guaranteed by the SBA from the Company's minimum asset coverage ratio requirement under the 1940 Act. The Exemptive Relief permits the SBIC to borrow up to $150 million more than the Company would otherwise be able to borrow, absent the receipt of exemptive relief, under the 1940 Act. A number of other BDCs have obtained similar relief.

The Board also noted that holders of any senior securities, including any additional senior securities that the Company may be able to issue as a result of the reduced asset coverage requirements, will have fixed-dollar claims on the Company's assets that are superior to the claims of the stockholders. As a result, in the case of a liquidation event, holders of these senior securities would receive proceeds to the extent of their fixed claims before any distributions are made to the stockholders, and the issuance of additional senior securities may result in fewer proceeds remaining for distribution to the stockholders if the assets purchased with the capital raised from such issuances decline in value.

Upon approval of the application of the 150% minimum asset coverage ratio to the Company, the Company will need to comply with additional disclosure requirements, including with respect to both current reports on Form 8-K and ongoing periodic reports on Form 10-Q and Form 10-K. The Board noted that, based on discussions with the Advisor, none of these requirements are burdensome and the additional disclosure is appropriate.

Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that this proposal is in the best interests of the Company and the stockholders and recommended that the stockholders approve this proposal.

Required Vote

The affirmative vote of more than 50% of the votes cast on Proposal I will determine the outcome of the proposal. For Proposal I, “abstain” votes and broker non-votes, if any, will count as shares represented at the meeting for purpose of establishing a quorum but will have no effect on the outcome of the vote.

The Board unanimously recommends voting FOR this proposal to allow the Company to increase leverage by approving the application to the Company of a minimum asset coverage ratio of 150% pursuant to section 61(a)(2) of the Investment Company Act of 1940 to become effective the date after the Special Meeting, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur.

Proposal II

Approval of, subject to the effectiveness of the modified minimum asset coverage ratio, an amended investment management agreement between the Company and the Advisor.

Background

In connection with the Board's approval of the modified minimum asset coverage, the Board, including a majority of non-interested directors, approved, subject to the effectiveness of the modified minimum asset coverage ratio, certain amendments to the management fee, incentive compensation and hurdle rate in the existing investment management agreement between the Advisor and the Company (the “Existing Agreement”), which it believes to be in the best interests of the Company and its stockholders. Stockholders of the Company are being asked to approve a new investment management agreement between the Company and the Advisor (the “Amended Agreement,” and together with the Existing Agreement, the “Agreements”). The Amended Agreement will reduce (i) the management fee on total assets (excluding cash and cash equivalents) financed using leverage over 1.0x debt to equity from 1.5% to 1.0%, (ii) the incentive compensation on net investment income and net realized gains (reduced by any net unrealized losses) from 20% to 17.5%, and (iii) the cumulative total return hurdle from 8% to 7%. A marked version of the Amended Agreement against the Existing Agreement is attached to this Proxy Statement as Annex A.

Information Concerning the Agreements

The terms of the Amended Agreement are substantially identical to those of the Existing Agreement, except for the calculation of the base management fee, incentive compensation and cumulative total return hurdle described above.

The Company's investment activities are managed by the Advisor. The Advisor is a leading investment manager (including specialty lending to middle-market companies). The Advisor is a Delaware limited liability company and is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). On August 1, 2018, the Advisor merged with and into a wholly-owned subsidiary of BlackRock Capital Investment Advisors, LLC (“BCIA”), an indirect wholly-owned subsidiary of BlackRock, Inc. (“Blackrock”) with the Advisor as the surviving entity (the “Transaction”). As of September 30, 2018, the Advisor had approximately $9.0 billion in committed capital under management, approximately 22% of which consists of the Company's committed capital, and a team of over 80 people including investment professionals and other personnel that focus on operations, finance, legal, and compliance, accounting and reporting, investor relations, information technology, and administration.

As the Company's investment adviser, the Advisor is responsible for sourcing potential investments, conducting research, analyzing investment opportunities and structuring our investments and monitoring our portfolio companies on an ongoing basis. We believe that the Advisor has a proven long-term track record of positive performance, notwithstanding some periods during which losses were incurred, of sourcing deals, originating loans and successfully investing in middle-market companies and that the relationships of its investment professionals are integral to the Advisor's success. The Advisor's investment professionals have long-term working relationships with key sources of investment opportunities and industry expertise, including investment bankers, financial advisers, attorneys, private equity sponsors, other senior lenders, high-yield bond specialists, research analysts, accountants, and senior management teams. Additionally, the Advisor's structure includes both a board of advisers and a group of senior executive advisers, a team comprised of current and former executives from a variety of industries, which extends the reach of the Advisor's relationships through a group of seasoned industry leaders and that can enhance our deal sourcing and due diligence activities.

Since the beginning of 2011, the Advisor has executed approximately $10.8 billion in direct origination leveraged loans primarily to middle-market companies, of which approximately $3.5 billion was for our account. There can be no assurance that similar deal flow or terms will be available in the future for loans in which we may invest.

Fees under the Agreements

Under the Agreements, the Advisor, for its services to the Company, is entitled to receive a management fee from the Company and an incentive fee. Pursuant to the Agreements, the Advisor, subject to the overall supervision of the Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, the Company. For providing these services, the Advisor receives a base management fee and may receive incentive compensation. For the year ended December 31, 2017, the Company paid the Advisor $21.6 million in base management fees and incentive compensation.

Under the terms of the Agreements, the Advisor:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and
•	closes, monitors and administers the investments we make, including the exercise of any voting or consent rights.

The Advisor's services under the Agreements are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired.

Pursuant to the Agreements, we are required to pay the Advisor compensation for investment advisory and management services consisting of base management compensation and a two-part incentive compensation.

I.	Management Fee

Under the Existing Agreement, the base management fee is calculated at an annual rate of 1.5% of the Company's total assets (excluding cash and cash equivalents) payable quarterly in arrears.

Under the Amended Agreement, beginning that day following approval of Proposal II, the base management fee will be calculated at an annual rate of 1.5% of the Company's total assets (excluding cash and cash equivalents) and payable quarterly in arrears; provided, however, that the base management fee will be calculated at an annual rate of 1.0% of the Company's total assets (excluding cash and cash equivalents) that exceed an amount equal to 200% of the net asset value of the Company.

Under each of the Agreements, for purposes of calculating the base management fee, “total assets” is determined without deduction for any borrowings or other liabilities. The base management fee is calculated based on the value of our total assets (excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. The base management fee for any partial quarter is appropriately prorated.

II.	Incentive Compensation

We also are required to pay incentive compensation to the Advisor pursuant to the Agreements. Under the Existing Agreement, no incentive compensation was incurred until after January 1, 2013.

Since January 1, 2013, the incentive compensation has equaled the sum of (1) 20% of all ordinary income since that date and (2) 20% of all net realized capital gains (net of any net unrealized capital depreciation) since that date, with each component being subject to a cumulative total return requirement of 8% of contributed common equity annually.

The incentive compensation has two components, ordinary income and capital gains. Each component is payable quarterly in arrears beginning January 1, 2013 and calculated as follows:

Under the Existing Agreement, each of the two components of incentive compensation is separately subject to a total return limitation. Thus, notwithstanding the following provisions, we are not obligated to pay or distribute any ordinary income incentive compensation or any capital gains incentive compensation if our cumulative total return does not exceed an 8% annual return on daily weighted average contributed common equity. The incentive compensation is subject to a total return limitation. That is, no incentive compensation is to be paid if our cumulative annual total return is less than 8% of our average contributed common equity. If our cumulative annual total return is above 8%, the total cumulative incentive compensation we pay will not be more than 20% of our cumulative total return, or, if lower, the amount of our cumulative total return that exceeds the 8% annual rate.

Under the Amended Agreement the total return limitation is 7% and cumulative incentive compensation is 17.5%. Accordingly, no incentive compensation is to be paid if our cumulative annual total return is less than 7% of our average contributed common equity. If our cumulative annual total return is above 7%, the total cumulative incentive compensation we pay will not be more than 20% of our cumulative total return through the date of the Amended Agreement and 17.5% of our cumulative total return thereafter, or, if lower, the amount of our cumulative total return that exceeds the 7% annual rate.

Subject to the above limitation, under the Existing Agreement, the ordinary income component is the amount, if positive, equal to 20% of the cumulative ordinary income before incentive compensation, less cumulative ordinary income incentive compensation previously paid or distributed.

Under the Amended Agreement, the ordinary income component is the amount, if positive, equal to 20% of the cumulative ordinary income before incentive compensation through the date of the Amended Agreement and 17.5% thereafter, less cumulative ordinary income incentive compensation previously paid or distributed.

Subject to the above limitation, under the Existing Agreement, the capital gains component is the amount, if positive, equal to 20% of the cumulative realized capital gains (computed net of cumulative realized losses and cumulative net unrealized capital depreciation), less cumulative capital gains incentive compensation previously paid or distributed. For assets held on January 1, 2013, capital gain, loss and depreciation are measured on an asset by asset basis against the value thereof as of December 31, 2012. The capital gains component is paid or distributed in full prior to payment or distribution of the ordinary income component.

Under the Amended Agreement, the capital gains component is the amount, if positive, equal to 20% of the cumulative realized capital gains (computed net of cumulative realized losses and cumulative net unrealized capital depreciation) through the date of the Amended Agreement and 17.5% thereafter, less cumulative capital gains incentive compensation previously paid or distributed.

Each of the ordinary income and capital gains components of the incentive compensation accrue as a liability for us each time we calculate the amounts we owe the Advisor based on net asset value. Further, for accounting purposes only, we are required under the accounting principles generally accepted in the United States to accrue a theoretical capital gains incentive compensation based upon net realized capital gains and unrealized capital appreciation and depreciation on investments held at the end of each quarter when we determine net asset value. The accrual of this theoretical capital gains incentive compensation assumes all unrealized capital appreciation and depreciation is realized in order to reflect a theoretical capital gains incentive compensation that would be payable to the Advisor at each measurement date. It should be noted that a fee so calculated and accrued would not be payable under the Advisers Act and would not be paid based upon such computation of capital gains incentive fees in subsequent periods. Amounts actually paid to the Advisor will be consistent with the Advisers Act and the formula reflected in the Existing Agreements which specifically excludes consideration of unrealized capital appreciation.

Under the Agreements, for purposes of the foregoing computations and the total return limitation, the following definitions apply:

•	“cumulative” means amounts for the period commencing January 1, 2013 and ending as of the applicable calculation date.
•	“contributed common equity” means the value of net assets attributable to the Company's common stock as of December 31, 2013 plus the proceeds to us of all issuances of common stock less (A) offering costs of any of our securities or leverage facilities, (B) all distributions by us representing a return of capital and (C) the total cost of all repurchases of our common stock by us, in each case after December 31, 2013 and through the end of the preceding calendar quarter in question, in each case as determined on an accrual and consolidated basis.
•	“ordinary income before incentive compensation” means our interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that we receive from portfolio companies) during the period, (i) minus our operating expenses during the period (including the base management fee, expenses payable under the administration agreement, any interest expense and any dividends paid on any issued and outstanding preferred stock), (ii) plus increases and minus decreases in net assets not treated as components of income, operating expense, gain, loss, appreciation or depreciation and not treated as contributions or distributions in respect of common equity, and (iii) without reduction for any incentive compensation and any organization or offering costs, in each case determined on an accrual and consolidated basis.
•	“total return” means the amount equal to the combination of ordinary income before incentive compensation, realized capital gains and losses and unrealized capital appreciation and depreciation of the Company for the period, in each case determined on an accrual and consolidated basis.

If our total return does not exceed the total return limitation, the limitation will not have the effect of eliminating the possibility of paying such incentive compensation, but rather will postpone any incentive compensation until our cumulative annual total return exceeds the 8% threshold, under the Existing Agreement, or 7% threshold, under the Amended Agreement. The nature of the total return limitation may also make it easier for our Advisor to earn incentive compensation in higher interest rate environments or if the Company's net asset value has increased.

See Annex B-1 for examples of incentive compensation calculation under the Existing Agreement and Annex B-2 for examples of incentive compensation calculation under the Amended Agreement.

III.	Fees Payable to the Advisor

If the Amended Agreement is approved, even though the Advisor will receive a lower base management fee on leverage over 1.0x debt to equity from 1.5% to 1.0% and a lower incentive compensation on ordinary income and capital gains from 20% to 17.5%, the Advisor may be eligible to receive incentive compensation earlier, and potentially in higher amounts, than it would have received under the Existing Agreement, if at all, due to the reduction in the total return limitation from 8% to 7%. However, had the hurdle rate been 7% since January 1, 2013, there would have been no changes in incentive compensation payable to the Advisor through September 30, 2018. Although, in future periods, it may be possible that the Advisor earns greater incentive compensation than it would have if the hurdle rate was 8%.

The table below compares the annual investment advisory fees under the Existing Agreement for the year ended December 31, 2017, to the pro forma annual investment advisory fees assuming the new base management fee, incentive compensation and total return limitation provided for in the Amended Agreement had been in effect for the year ended December 31, 2017.

Annual Investment Advisory Fees	Existing Agreement	Amended Agreement	Difference
Incentive Compensation(1)	$22,680,323	$19,845,283	(12.5)%
Base Management Fees	$21,560,868	$21,560,868	0%
Total Operating Expenses(2)	$85,211,823	$82,376,783	(3.3)%
(1)	Because we exceeded the existing total return limitation of 8% for the year ended December 31, 2017, reducing the total return limitation from 8% to 7% as contemplated by the Amended Agreement would not have impacted the amount of the incentive compensation payable to the Advisor by us in the year ended December 31, 2017.
(2)	Including Incentive Compensation.

Payment of our expenses

Under each of the Agreements, all investment professionals and staff of the Advisor, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services (including health insurance, 401(k) plan benefits, payroll taxes and other compensation related matters), are provided and paid for by the Advisor. We bear all other costs and expenses of our operations and transactions, including those relating to:

•	our organization;
•	calculating our net asset value and net asset value per share (including the cost and expenses of any independent valuation firm);
•	expenses, including travel expense, incurred by the Advisor or payable to third parties in performing due diligence on prospective portfolio companies, monitoring our investments and, if necessary, enforcing our rights;
•	interest payable on debt, if any, incurred to finance our investments;
•	the costs of all future offerings of common stock and other securities, if any;
•	the base management fee and any incentive compensation;
•	distributions on our shares;
•	administration fees payable under our administration agreement;

•	transfer agent and custody fees and expenses;
•	the costs incurred by our Administrator in providing managerial assistance to those portfolio companies that request it;
•	amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments;
•	brokerage fees and commissions;
•	registration fees;
•	listing fees;
•	taxes;
•	director fees and expenses;
•	costs of preparing and filing reports or other documents with the SEC;
•	the costs of any reports, proxy statements or other notices to our shareholders, including printing costs;
•	costs of holding shareholder meetings;
•	our fidelity bond;
•	directors and officers/errors and omissions liability insurance, and any other insurance premiums;
•	litigation, indemnification and other non-recurring or extraordinary expenses;
•	direct costs and expenses of administration and operation, including audit and legal costs;
•	dues, fees and charges of any trade association of which we are a member; and
•	all other expenses reasonably incurred by us or the Administrator in connection with administering our business, such as the allocable portion of overhead under our administration agreement, including rent and other allocable portions of the cost of certain of our officers and their respective staffs.

From time to time, the Advisor may pay amounts owed by us to third-party providers of goods or services. We will subsequently reimburse the Advisor for such amounts paid on our behalf.

Limitation of liability and indemnification

The Agreements provide that the Advisor and its officers, directors, employees and affiliates are not liable to us or any of our shareholders for any act or omission by it or its employees in the supervision or management of our investment activities or for any loss sustained by us or our shareholders, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations under the Agreements. The Agreements also provide for indemnification by us of the Advisor's members, directors, officers, employees, agents and control persons for liabilities incurred by it in connection with their services to us, subject to the same limitations and to certain conditions.

Board and stockholder approval of the Existing Agreement

The Board held a telephonic meeting and an in-person meeting, commencing with a joint telephonic meeting on April 3, 2018 and continuing at a joint in-person meeting held on April 11, 2018, for purposes of, among other things, considering whether it would be in the best interests of the Company and its stockholders to approve the Existing Agreement. At the April 11, 2018 Board meeting, the Board, including the independent directors, unanimously approved the Existing Agreement on behalf of the Company, contingent upon closing of the Transaction. At a meeting of stockholders, held on June 19, 2018, the stockholders approved the Existing Agreement.

A discussion regarding the basis for the Board's approval of the Existing Agreement is available in our definitive proxy statement filed with the SEC on May 9, 2018.

Approval of Amended Agreement

The Board held a telephonic meeting on November 4, 2018, for purposes of, among other things, considering whether it would be in the best interests of the Company and its stockholders to approve the Amended Agreement, subject to the effectiveness of the modified minimum asset coverage. The Board held an in-person meeting on

November 30, 2018, for purposes of, among other things, further considering whether it would be in the best interests of the Company and its stockholders to approve the Amended Agreement, subject to the effectiveness of the modified minimum asset coverage. At the November 30, 2018 in-person meeting, the Board, including a majority of the Independent Directors, voted unanimously to re-affirm approval of the application of the modified minimum asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, and to approve the Amended Agreement, subject to the effectiveness of the modified minimum asset coverage, and submit both for approval by the Company's stockholders. In considering whether to recommend approval of the Amended Agreement, the Independent Directors considered materials provided by the Advisor, and met with senior personnel of the Advisor and discussed a number of topics affecting their determination, which included the same six areas of emphasis that are described in the Company's definitive proxy statement filed with the SEC on May 9, 2018, (i) the nature, quality and extent of the advisory and other services to be provided to the Company by the Advisor; (ii) the investment performance of the Company; (iii) costs of the services provided to the Company; (iv) economies of scale; (v) profitability of the Advisor; and (vi) the limited potential for additional “fall out” benefits derived by the Advisor. The Board took notice of its prior considerations of the Existing Agreement. The Independent Directors had an opportunity to meet in executive session with counsel to the Independent Directors. During the course of their deliberations on November 30, the Independent Directors thoroughly reviewed and evaluated the factors of the Amended Agreement to be considered for approval of the Amended Agreement including, but not limited to, the related modified minimum asset coverage, the reduction in base management fee and incentive compensation and the reduction to the total return limitation and comparable information with respect to investment management fees paid by other business development companies that have modified their leverage limitations. In addition, the Board considered the Advisor’s representation that a reduction in fees would not affect the nature, quality and extent of the services provided to the Company by the Advisor. The Board also weighed the potential savings related to the proposed fee reductions against the possibility that the related reduction in the total return limitation from 8% to 7% could have the effect of causing the Advisor to be eligible to receive incentive compensation earlier, which could result, in certain circumstances, in higher payments being made to the Advisor than would have be required under the Existing Agreement. The Independent Directors expressed satisfaction with the information provided at the meeting on November 30, and at prior meetings, and acknowledged that they had received information sufficient to consider and approve the Amended Agreement. No single factor was determinative to the decision of the Independent Directors. Rather, after weighing all of the reasons discussed above, the Independent Directors unanimously approved the Amended Agreement.

Duration and termination

The Agreements remain in effect for a period of two years from the date of stockholder approval and thereafter remain in effect from year to year if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not interested persons. The Agreements will automatically terminate in the event of their assignment. The Agreements may be terminated by either party without penalty upon not less than 60 days written notice to the other. Any termination by us must be authorized either by the Board or by vote of the stockholders.

Additional Information Regarding the Advisor

I.	Organization of the Advisor

The Advisor is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. The principal executive offices of the Advisor are at 2951 28th Street, Suite 1000, Santa Monica, California 90405. The Advisor is a wholly-owned subsidiary of BCIA and an indirect wholly-owned subsidiary of Blackrock. Blackrock and BCIA are registered as investment advisers under the Advisers Act. The principal executive offices of BCIA and Blackrock, Inc. are at 40 East 52nd Street, New York, NY 10022.

II.	Principal Executive Officers and Directors of the Advisor

Mark K. Holdworth, James E. Keenan, Lee R. Landrum, Michael E. Leitner, Howard M. Levkowitz, Philip M. Tseng, Rajneesh Vig, Paul L. Davis, Elizabeth Greenwood and Charles Park are the principal executive officers of the Advisor. Mr. Levkowitz and Mr. Holdsworth are each a co-founder of the Advisor. Each of Mr. Holdsworth, Levkowitz, Leitner, Tseng and Vig is a voting member of the Advisor's investment committee. Mr. Levkowitz, Mr. Vig, Mr. Davis and Ms. Greenwood also hold positions with the Company. The address of the principal executive officers of the Advisor is 2951 28th Street, Suite 1000, Santa Monica, California 90405.

III.	Officers and Directors of the Company and the Advisor

The following officers and Directors of the Company are also officers of the Advisor:

Name	Position with the Company	Position with the Advisor
Howard M. Levkowitz	Director and Chief Executive Officer	Managing Director
Rajneesh Vig	Director, President and Chief Operating Officer	Managing Director
Paul L. Davis	Chief Financial Officer	Managing Director
Elizabeth Greenwood	General Counsel, Secretary and Chief Compliance Officer.	Managing Director

Required Vote

Approval of Proposal II may be obtained by the affirmative vote of a 1940 Act Majority of the outstanding shares of the Company entitled to vote at the Special Meeting. Abstentions and broker non-votes on Proposal II will have the effect of a vote against this proposal. Proposal II is contingent on the approval of Proposal I.

The approval of the Amended Agreement is contingent on the approval of Proposal I. If the Amended Agreement is approved, it will be effective the day following the Special Meeting.

The Board, including our Independent Directors, unanimously recommends that you vote “FOR” the approval of the Amended agreement.

Other Business

Under our Bylaws, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of special meeting. Accordingly, other than procedural matters relating to the proposal, no other business may properly come before the Special Meeting. Should any procedural matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such procedural matters.

Stockholder Nominations and Proposals for the 2019 Annual Meeting

Stockholders may present proper nominations of candidates for Director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Securities Exchange Act of 1934 (the “Exchange Act”), applicable state law and the Certificate of Incorporation and Bylaws of the Company. The Company expects that the 2019 Annual Meeting of Stockholders of the Company will be held in May 2019, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's nomination of a candidate for Director or other proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's nomination of a candidate for Director or other proposal must be received no later than January 11, 2019, in order to be included in the Company's proxy statement and proxy card for the 2019 Annual Meeting of Stockholders of the Company.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

The deadline for submitting notice of a stockholder's nomination of a candidate for Director or other proposal for consideration at the 2019 Annual Meeting of Stockholders of the Company, under the Company's current Bylaws, is not earlier than the 150th day prior to the first anniversary of the date of the preceding year's annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Accordingly, a stockholder's nomination of a candidate for Director or other proposal must be received no earlier than January 20, 2019, and no later than 5:00 p.m., Eastern Time, on February 19, 2019, in order to be considered at the 2019 Annual Meeting of Stockholders of the Company. In order to be considered timely, such notice will be delivered to the Secretary at the principal executive office of the Company and will set forth all information required under Sections 4 and 5, as applicable, of Article II of the Company's current Bylaws.

Shareholder Communications

Shareholders who want to communicate with the Board of Directors or any individual member of the Board of Directors should email investor.relations@tennenbaumcapital.com, send a fax to 310-566-1010 or write the Company to the attention of Investor Relations at 2951 28th Street, Suite 1000, Santa Monica, California 90405. The communication should indicate that you are a Company shareholder. If the communication is intended for a specific member of the Board of Directors and so indicates, it will be sent only to that member of the Board of Directors. If a communication does not indicate a specific member of the Board of Directors, it will be sent to the Chair of the Company's Governance and Compensation Committee and the outside counsel to the independent members of the Board of Directors for further distribution as deemed appropriate by such persons.

Additionally, shareholders with complaints or concerns regarding accounting matters may email investor.relations@tennenbaumcapital.com, send a fax to 310-566-1010 or address letters to Investor Relations at 2951 28th Street, Suite 1000, Santa Monica, California 90405. Shareholders who are uncomfortable submitting complaints to Investor Relations may address letters directly to the Chair of the Audit Committee of the Board of Directors that oversees the Company at 2951 28th Street, Suite 1000, Santa Monica, California 90405. Such letters may be submitted on an anonymous basis.

Annual Report

We will furnish, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 to any stockholder upon request. Requests should be directed to Investor Relations, by email to investor.relations@tennenbaumcapital.com, by fax to 310-566-1010, by phone at 310-566-1003 or by mail to addressed to Investor Relations at 2951 28th Street, Suite 1000, Santa Monica, California 90405.

Privacy Principles of the COMPANY

The Company is committed to maintaining the privacy of shareholders and to safeguarding our nonpublic personal information. The following information is provided to help you understand what personal information the Company collects, how the Company protects that information and why, in certain cases, the Company may share information with select other parties.

Generally, the Company does not receive any nonpublic personal information relating to their shareholders, although certain nonpublic personal information of shareholders may become available to the Company. The Company does not disclose any nonpublic personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third-party administrator).

The Company restricts access to nonpublic personal information about its shareholders to its investment adviser's employees with a legitimate business need for the information. The Company maintains physical, electronic and procedural safeguards designed to protect the nonpublic personal information of its shareholders.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year a number of brokers with account holders who are the Company's shareholders will be “householding” its proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. We will promptly deliver a separate copy of these documents to you upon written or oral request to our Global Investor Relations team at Tennenbaum Capital Partners, LLC, 2951 28th Street, Suite 1000, Santa Monica, California 90405 or investor.relations@tennenbaumcapital.com or 310-566-1003. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement and annual report at their addresses and would like to request “householding” of their communications should contact their brokers.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE OVER THE INTERNET, BY PHONE, OR BY MARKING, SIGNING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION CARD AS SOON AS POSSIBLE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Howard M. Levkowitz
Chair of the Board of Directors and
Chief Executive Officer of the Company

[•], 2018

Annex A

~~(Execution Copy)~~

DRAFT

FORM OF AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

dated as of ~~August 1~~February [ ], ~~2018~~2019

BY AND BETWEEN

BlackRock TCP Capital Corp.

a Delaware Corporation

AND

Tennenbaum Capital Partners, LLC

a Delaware limited liability company

A-i

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

This Amended and Restated Investment Management Agreement (~~the~~this “Agreement”), dated as of ~~August 1, 2018~~February [ ], 2019, is made by and between BlackRock TCP Capital Corp. (the “Company”), a Delaware corporation which has elected to be treated as a business development company under the Investment Company Act of 1940 (the “1940 Act”), and Tennenbaum Capital Partners, LLC (the “Investment Manager”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).

WHEREAS, on August 1, 2018, the Company and the Investment Manager entered into an Investment Management Agreement, pursuant to which the Investment Manager agreed to furnish certain investment management services to the Company (the “Original Agreement”);

WHEREAS, the Company and the Investment Manager desire to amend and restate the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree that the Original Agreement is hereby amended and restated in its entirety to read as follows (and that the Original Agreement shall be deemed of no further force and effect whatsoever):

1.   General Duties of the Investment Manager. Subject to the direction and control of the Company’s Board of Directors (the “Board”) and subject to and in accordance with the terms of the Company’s certificate of incorporation (the “Certificate of Incorporation”), the policies adopted or approved by the Board, as the same shall be amended from time to time, the conditions of any exemptive order obtained by or for the benefit of the Company from the Securities and Exchange Commission (the “SEC”) and this Agreement, the Investment Manager agrees to supervise and direct the investment and reinvestment of the assets and perform the duties set forth herein, and shall have such other powers with respect to the investment and leverage related functions of the Company as shall be delegated from time to time to the Investment Manager by the Board. The Investment Manager is hereby granted, and shall have, full power to take all actions and execute and deliver all necessary and appropriate documents and instruments on behalf of the Company in accordance with the foregoing. The Investment Manager shall endeavor to comply in all material respects with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations and the applicable provisions of any other agreements to which the Company is subject. Subject to the foregoing and the other provisions of this Agreement, and subject to the direction and control of the Board, the Investment Manager is hereby appointed as the Company’s agent and attorney-in-fact with authority to negotiate, execute and deliver all documents and agreements on behalf of the Company and to do or take all related acts, with the power of substitution, to acquire, dispose of or otherwise take action with respect to or affecting the Investments (as defined in Section 4(b) hereof), including, without limitation:

(a)   identifying and originating debt securities or debt obligations, including bank loans or interests therein (“Debt Obligations”); stock, warrants or other equity securities (“Securities”); and any other investments of any type of asset the Company is not prohibited by agreement or applicable law from investing in (all such assets together with Securities and Debt Obligations, “Investments”) to be purchased by the Company, selecting the dates for such purchases, and purchasing or directing the purchase of such Investments on behalf of the Company;

(b)   identifying Investments owned by the Company to be sold by the Company, selecting the dates for such sales, and selling such Investments on behalf of the Company;

(c)   negotiating and entering into, on behalf of the Company, documentation providing for the purchase and sale of Investments, including without limitation, confidentiality agreements and commitment letters;

(d)   structuring the terms of, and negotiating, entering into and/or consenting to, on behalf of the Company, documentation relating to Investments to be purchased, held, exchanged or sold by the Company, including any amendments, modifications or supplements with respect to such documentation;

(e)   exercising, on behalf of the Company, rights and remedies associated with Investments, including without limitation, rights to petition to place an obligor or issuer in bankruptcy proceedings, to vote to accelerate the maturity of an Investment, to waive any default, including a payment default, with respect to an Investment and to take any other action which the Investment Manager deems necessary or appropriate in its discretion in connection with any restructuring, reorganization or other similar transaction involving an obligor or issuer with respect to an Investment, including without limitation, initiating and pursuing litigation;

(f)   responding to any offer in respect of Investments by tendering the affected Investments, declining the offer, or taking such other actions as the Investment Manager may determine;

(g)   exercising all voting, consent and similar rights of the Company on its behalf in accordance with the Investment Manager’s proxy voting guidelines and advising the Company with respect to matters concerning the Investments;

(h)   advising and assisting the Company with respect to the valuation of the assets;

(i)   retaining legal counsel and other professionals (such as financial advisers) to assist in the structuring, negotiation, documentation, administration and modification and restructuring of Investments; and

(j)   the Investment Manager may invest all or a portion of the Company’s assets in one or more subsidiaries including, without limitation, Special Value Continuation Partners, LLC (formerly Special Value Continuation Partners, LP) and its successors and assigns (“Portfolio ~~Partnership~~Entity”).

2.   [Reserved]

3.   No Joint Venture.

(a)   Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes hereof, the Investment Manager shall be deemed to be an independent contractor.

(b)   The Investment Manager will not be bound to follow any document to which the Company is a party or to which it is subject (or any amendment thereto) until it has received written notice thereof and until it has received a copy of the amendment; provided that if any such amendment materially and adversely affects the rights or duties of the Investment Manager, the Investment Manager shall not be obligated to respect or comply with the terms of such amendment unless it consents thereto. Subject to the fiduciary duty of the Board, the Company agrees that it shall not permit any such agreement or amendment to become effective unless the Investment Manager has been given prior written notice of such amendment and has consented thereto in writing.

(c)   The Investment Manager may, with respect to the affairs of the Company, consult with such legal counsel, accountants and other advisors as may be selected by the Investment Manager. The Investment Manager shall be fully protected, to the extent permitted by applicable law, in acting or failing to act hereunder if such action or inaction is taken or not taken in good faith by the Investment Manager in accordance with the advice or opinion of such counsel, accountants or other advisors. The Investment Manager shall be fully protected in relying upon any writing signed in the appropriate manner with respect to any instruction, direction or approval of any of the Board and may also rely on opinions of the Investment Manager’s counsel with respect to such instructions, directions and approvals. The Investment Manager shall also be fully protected when acting upon any instrument, certificate or other writing the Investment Manager believes in good faith to be genuine and to be signed or presented by the proper person or persons. The Investment Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Investment Manager in good faith believes the same to be genuine.

4.   Limitations Relating to Investments.

(a)   Investments Requiring the Investment Committee’s Approval. The Investment Manager will maintain the existence of an Investment Committee (the “Investment Committee”). The Investment Manager shall have the right to appoint any number of voting and non-voting members to the Investment Committee. The Investment Manager may appoint or remove any persons to or from the Investment Committee in its sole discretion. The Investment Committee will review and discuss the purchase and sale of all Investments other than short-term Investments in high quality debt, securities maturing in less than 367 days or investment funds whose portfolios at all times have an effective duration of less than 367 days and other than hedging and risk management transactions, and approval by a majority vote of the voting members of the Investment Committee will be required prior to the purchase or sale of any Investment required to be reviewed by the Investment Committee.

(b)   Investments. The Investment Manager may cause the Company from time to time to purchase, sell and take any other actions with respect to Investments.

(c)   Company is not a Bank. The Investment Manager may not purchase any Debt Obligation if the related credit agreement, note, indenture or other documentation by its terms requires any such purchase to be made only by a bank, savings and loan, thrift, trust company or other similar deposit-taking institution.

(d)   Origination Fees. The Company shall, except to the extent the Investment Manager determines such sharing could cause the Company to fail to satisfy any requirement for qualification as a regulated investment company under Subchapter M of the Code, receive its pro-rata share, measured by the amount invested or proposed to be invested by the investors in any Investment, of any origination, structuring, or similar fees normally payable to lenders or structurers as compensation for services (“Origination or Similar Fees”) payable with respect to any Investment, whether or not any other investment funds or accounts for which the Investment Manager or its affiliated persons acts as investment adviser share in such fees. Notwithstanding anything herein, in the Certificate of Incorporation or in any other document to the contrary, to the extent that any Origination or Similar Fees with respect to the Company’s share of such Investment are paid to the Investment Manager or any of its affiliated persons as additional compensation, such amount shall be reimbursed to the Company unless the exception to the preceding sentence is in effect, in which case such amount shall be paid to the other accounts participating in such Investment or returned to the party paying such Origination or Similar Fees.

(e)   Co-Investments. The Company may not co-invest with any account managed by the Investment Manager or its affiliated persons in any Investment except in accordance with applicable law, including any exemptive order applicable to the Company.

5.   Brokerage. The Investment Manager shall effect all purchases and sales of securities in a manner consistent with the principles of best execution, taking into account net price (including commissions) and execution capability and other services which the broker or other intermediary may provide. In this regard, the Investment Manager may effect transactions which cause the Company to pay a commission in excess of a commission which another broker or other intermediary would have charged; provided , however , that the Investment Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage or research services performed by that broker or other intermediary or that the Company is the sole beneficiary of the services paid for by such broker or other intermediary.

6.   Compensation.

(a)   The Investment Manager, for its services to the Company, will be entitled to receive a management fee (the “Base Management Fee”) from the Company and an incentive fee (the “Incentive Fee”). The Base Management Fee will be calculated at an annual rate of 1.50% of the Company’s total assets (excluding cash and cash equivalents) and payable quarterly in arrears; provided, however, that the Base Management Fee will be calculated at an annual rate of 1.00% of the Company’s total assets (excluding cash and cash equivalents) that exceed an amount equal to 200% of the net asset value of the Company. For purposes of calculating the base management fee, “total assets” is determined without deduction for any borrowings or other liabilities. For the period from the date of this Agreement (the “Commencement Date”) through the end of the first calendar quarter after the Commencement Date, the Base Management Fee will be calculated based on the initial value of the Company’s total assets ~~(~~and net asset value (in each case, excluding cash and cash equivalents) as of the end of the most recently completed calendar quarter prior to the Commencement Date. Subsequently, the Base Management Fee will be calculated based on the value of the Company’s total assets ~~(~~and net asset value (in each case, excluding cash and cash equivalents) at the end of the most recently completed calendar quarter. The Base Management Fees for any partial quarter will be appropriately pro rated.

(b)   For purposes of this Agreement, the total assets of the Company shall be calculated pursuant to the procedures adopted by the Board for calculating the value of the Company’s assets.

(c)   The Incentive Fee will consist of two components. Each component of the Incentive Fee will be calculated and, if due, paid quarterly in arrears.

(d)   The ordinary income component of the Incentive Fee is calculated as follows:

The ordinary income component will be the amount, if positive, equal to 20% of the cumulative ordinary income before incentive compensation through February [ ], 2019 and 17.5% thereafter, less cumulative ordinary income incentive compensation previously paid. Notwithstanding the foregoing provision, the Company will not be obligated to pay any ordinary income Incentive Fee to the extent such amount would exceed ~~20~~17.5% of the cumulative total return of the Company that exceeds ~~a 10~~an 8.485% annual return on daily weighted average contributed common equity, plus all of the cumulative total return that exceeds ~~an 8~~a 7% annual return on daily weighted average contributed common equity but is less than ~~a 10~~an 8.485% annual return on daily weighted average contributed common equity, less cumulative ordinary income and capital gains incentive compensation previously paid.

(e)   The capital gains component of the Incentive Fee is calculated as follows:

The capital gains component will be the amount, if positive, equal to 20% of the cumulative realized capital gains (computed net of cumulative realized losses and cumulative unrealized capital depreciation) through February [ ], 2019 and 17.5% thereafter, less cumulative capital gains incentive compensation previously paid or distributed. The capital gains component will be paid in full prior to payment of the ordinary income component. Notwithstanding the foregoing provision, the Company will not be obligated to pay any capital gains Incentive Fee to the extent such amount would exceed ~~20~~17.5% of the cumulative total return of the Company that exceeds ~~a 10~~an 8.485% annual return on daily weighted average contributed common equity, plus all of the cumulative total return that exceeds ~~an 8~~a 7% annual return on daily weighted average contributed common equity but is less than ~~a 10~~an 8.485% annual return on daily weighted average contributed common equity, less cumulative ordinary income and capital gains incentive compensation previously paid.

(f)   For purposes of the foregoing computations and the total return limitation:

(i)   “cumulative” means amounts for the period commencing January 1, 2013 and ending as of the applicable calculation date.

(ii)   “contributed common equity” means the value of the Company’s net assets attributable to common shares as of December 31, 2012 plus the proceeds to the Company of all issuances of common shares less (A) offering costs of any securities or leverage facility of the Company or Portfolio ~~Partnership~~Entity, (B) all distributions by the Company representing a return of capital and (C) the total cost of all repurchases of common shares by the Company, in each case after December 31, 2012 and through the end of the preceding calendar quarter in question and as determined on an accrual and consolidated basis.

(iii)   “ordinary income before incentive compensation” means the Company’s interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees received from portfolio companies) during the period, minus the Company’s operating expenses during the period (including the base management fee, expenses payable under the administration agreements, any interest expense and any dividends paid on any issued and outstanding preferred stock), plus increases and minus decreases in net assets not treated as components of income, operating expense, gain, loss, appreciation or depreciation and not treated as changes in contributed common equity, and without reduction for any incentive compensation and any organization or offering costs, in each case determined on an accrual and consolidated basis.

(iv)   “total return” means the amount equal to the combination of ordinary income before incentive compensation, realized capital gains and losses and unrealized capital appreciation and depreciation of the Company for the period, in each case determined on an accrual and consolidated basis.

(g)   Notwithstanding anything to the contrary contained herein, ~~(i)~~ the ~~Base Management Fee payable pursuant to this Section 6 shall be reduced by the amount of the Base Management Fee paid to the Investment Manager by the Portfolio Partnership pursuant to Section 6 of the Investment Management Agreement dated as of August 1, 2018 between the Portfolio Partnership and the Investment Manager, as amended, and (ii)~~phrases “cumulative ordinary income incentive compensation previously paid” and “cumulative capital gains incentive compensation previously paid or distributed” in Sections 6(d) and 6(e) of this Agreement are deemed to include the Incentive Fee ~~payable pursuant to this Section 6 shall be reduced by the amount of~~ distributions made by the Portfolio Entity to the general partner or investment manager of the Portfolio ~~Partnership by the Portfolio Partnership pursuant~~Entity prior to the Portfolio ~~Partnership’s~~Entity’s conversion from a limited partnership ~~agreement dated as of July 31, 2006, as amended~~to a limited liability company.

7.   Expenses. The Company will be responsible for paying the compensation of the Investment Manager and any placement agent of any of its securities, due diligence and negotiation expenses, fees and expenses of custodians, administrators (including the Investment Manager or an affiliate in its capacity as administrator), transfer and distribution agents, counsel and directors, insurance, filings and registrations, proxy expenses, expenses of communications to investors, interest, taxes, portfolio transaction expenses, indemnification, litigation and other extraordinary expenses and all such other expenses as the Investment Manager is not responsible for (such as for services the Investment Manager is required to supervise rather than provide) and as are approved by the directors as being reasonably related to the organization, offering, capitalization, operation, regulatory compliance or administration of the Company and any portfolio investments. Expenses associated with the general overhead of the Investment Manager will not be covered by the Company.

In addition, the Company shall pay, and shall reimburse the Investment Manager and its affiliates for, any costs and expenses that, in the good faith judgment of the Board, are incurred in the financing or operation of the Company as a business development company, including, without limitation, fees and expenses of offering the Company’s shares or debt instruments and enhancing or assuring the credit quality thereof; fees and expenses relating Investments including the structuring, negotiation, acquisition, syndication, holding, restructuring, recapitalization and disposition thereof or relating to proposed Investments which are not consummated; reasonable premiums for insurance protecting the Company, the Investment Manager, any of its affiliates and any of its employees and agents; legal, compliance, administrative, custodial and accounting expenses; auditing expenses; appraisal expenses; expenses relating to organizing companies through or in which investments will be made; costs and expenses of preparing and maintaining the books and records of the Company and entities through which it invests; costs and expenses that are classified as extraordinary expenses under generally accepted accounting principles; taxes or other governmental charges payable by the Company; costs and expenses incurred in connection with any actual or threatened litigation, and any judgments or settlements paid in connection with litigation, involving the Company, a company in which the Company invests in or a Person entitled to indemnification from the Company; expenses (including legal fees and expenses) incurred in connection with the bankruptcy or reorganization of any Investment; costs of reporting to the Company’s shareholders, creditors and regulatory authorities; costs of responding to regulatory inquiries; costs of shareholder meetings and the solicitation of shareholder consents; costs incurred in valuing assets; costs of winding up and liquidating the Company; and interest, distributions and fees under the agreements governing any indebtedness incurred by the Company and its shares.

On behalf of the Company, the Investment Manager may advance payment of any such fees and expenses of the Company, and the Company shall reimburse the Investment Manager therefor within 30 days following written request from the Investment Manager. Nothing in this Section 7 shall limit the ability of the Investment Manager to be reimbursed by any Person (including issuers or obligors of securities, instruments or obligations owned by the Company) for out-of-pocket expenses incurred by the Investment Manager in connection with the performance of services hereunder. The Investment Manager shall maintain complete and accurate records with respect to costs and expenses and shall furnish the Board with receipts or other written vouchers with respect thereto upon request of the Board.

8.   Services to Other Companies or Accounts.

(a)   The Investment Manager and its affiliated persons, employees or associates are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, including, but not limited to, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in actual or potential investments of the Company or any other person, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Company, or acting as a director, officer or creditors’ committee member of, adviser to, or participant in, any corporation, partnership, trust or other business entity. The Investment Manager and its affiliated persons may, and expect to, receive fees or other compensation from third parties for any of these activities, which fees will be for the benefit of their own account and not the Company.

(b)   In addition, the Investment Manager and its affiliated persons may manage accounts other than the Company that invest in assets eligible for purchase by the Company.

(c)   The Company may have the ability, under certain circumstances, to take certain actions that would have an adverse effect on accounts other than the Company. In these circumstances, the Investment Manager and its affiliated persons will act in a manner believed to be equitable to the Company and such other accounts, including co-investment in accordance with applicable laws, including the conditions of any exemptive relief obtained by the Company and the Investment Manager.

9.   Duty of Care and Loyalty. Except as otherwise required by law, none of the Investment Manager, or any its affiliated persons, directors, officers, employees, shareholders, managers, members, assigns, representatives or agents (each, an “Indemnified Person” and, collectively, the “Indemnified Persons”) shall be liable, responsible or accountable in damages or otherwise to the Company, any shareholder or any other person for any loss, liability, damage, settlement cost, or other expense (including reasonable attorneys’ fees) incurred by reason of any act or omission or any alleged act or omission performed or omitted by such Indemnified Person (other than solely in such Indemnified Person’s capacity as a shareholder, if applicable) in connection with the establishment, management or operations of the Company or the management of its assets (including those in connection with serving on boards of directors of, or creditors’ committees for, any Investment); provided that the foregoing exculpation shall not apply to any act or failure to act that arises out of the bad faith, willful misfeasance, gross negligence or reckless disregard of an Indemnified Person’s duty to the Company or such shareholder, as the case may be (such conduct, “Disabling Conduct”). Subject to the foregoing, all such Indemnified Persons shall look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company. If any Indemnified Person is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such Indemnified Person shall not, on account thereof, be held to any personal liability.

10.   Indemnification.

(a)   To the fullest extent permitted by applicable law, each of the Indemnified Persons shall be held harmless and indemnified by the Company (out of its assets and not out of the separate assets of any shareholder) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the Directors, as the plaintiff or complainant) or with which such Indemnified Person may be or may have been threatened, while acting in such Person’s capacity as an Indemnified Person, except with respect to any matter as to which such Indemnified Person shall not have acted in good faith in the reasonable belief that such person’s action was in the best interest of the Company or, in the case of any criminal proceeding, as to which such Indemnified Person shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that an Indemnified Person shall only be indemnified hereunder if (i) such Indemnified Person’s activities do not constitute Disabling Conduct and (ii) there has been a determination (a) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Indemnified Person is entitled to indemnification or, (b) in the absence of such a decision, by (1) a majority vote of a quorum of those Directors who are neither “interested persons” of the Company (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (the “Disinterested Non-Party Directors”) that the Indemnified Person is entitled to indemnification, or (2) if such quorum is not obtainable or even if obtainable, if a majority so directs, independent legal counsel in a written opinion that concludes that the Indemnified Person should be entitled to indemnification. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnified Person as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnified Person was authorized by a majority of the Directors. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (b) below.

(b)   The Company shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Company receives a written affirmation by the Indemnified Person of the Indemnified Person’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Company unless it is subsequently determined that he is entitled to such indemnification and if a majority of the Directors determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the Indemnified Person shall provide adequate security for his undertaking, (ii) the Company shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Directors, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnified Person ultimately will be found entitled to indemnification.

(c)   The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which he may be lawfully entitled.

(d)   Each Indemnified Person shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or other person may also be a Director.

11.   Term of Agreement; Events Affecting the Investment Manager; Survival of Certain Terms.

(a)   This Agreement shall become effective on the Commencement Date and, unless sooner terminated by the Company or Investment Manager as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Company for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (i) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Company at the time outstanding and entitled to vote, and (ii) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Company at any time, without the payment of any penalty, upon giving the Investment Manager 60 days’ notice (which notice may be waived by the Investment Manager), provided that such termination by the Company shall be directed or approved by the vote of a majority of the Directors of the Company in office at the time or by the vote of the holders of a majority of the voting securities of the Company at the time outstanding and entitled to vote, or by the Investment Manager on 60 days’ written notice (which notice may be waived by the Company). This Agreement will also immediately terminate in the event of its assignment. As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings as such terms are given in the 1940 Act.

(b)   Notwithstanding anything herein to the contrary, Sections 6(c), 7, 9 and 10 of this Agreement shall survive any termination hereof.

(c)   From and after the effective date of termination of this Agreement, the Investment Manager and its affiliated persons shall not be entitled to compensation for further services hereunder, but shall be paid all compensation and reimbursement of expenses accrued to the date of termination. Upon such termination, and upon receipt of payment of all compensation and reimbursement of expenses owed, the Investment Manager shall as soon as practicable (and in any event within 90 days after such termination) deliver to the Company all property (to the extent, if any, that the Investment Manager has custody thereof) and documents of the Company or otherwise relating to the assets of the Company then in the custody of the Investment Manager (although the Investment Manager may keep copies of such documents for its records). The Investment Manager agrees to use reasonable efforts to cooperate with any successor investment manager in the transfer of its responsibilities hereunder, and will, among other things, provide upon receipt of a written request by such successor investment manager any information available to it regarding any assets of the Company. The Investment Manager agrees that, notwithstanding any termination, it will reasonably cooperate in any proceeding arising in connection with this Agreement, any other agreement of which the company is subject or any Investment (excluding any such proceeding in which claims are asserted against the Investment Manager or any affiliated person of the Investment Manager) upon receipt of appropriate indemnification and expense reimbursement.

12.   Power of Attorney; Further Assurances.

In addition to the power of attorney granted to the Investment Manager in Section 1 of this Agreement, the Company hereby makes, constitutes and appoints the Investment Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Investment Manager reasonably deems necessary or appropriate in connection with its investment management duties under this Agreement and as required by the 1940 Act and (b) to (i) subject to any policies adopted by the Board with respect thereto, exercise in its discretion any voting or consent rights associated with any securities, instruments or obligations included in the Company’s assets, (ii) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations, (iii) endorse, transfer or deliver such securities, instruments and obligations and (iv) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations. To the extent permitted by applicable law, this grant of power of attorney is irrevocable and coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Company; provided that this grant of power of attorney will expire, and the Investment Manager will cease to have any power to act as the Company’s attorney-in-fact, upon termination of this Agreement in accordance with its terms. The Company shall execute and deliver to the Investment Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Investment Manager may reasonably request for the purpose of enabling the Investment Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. Each of the Investment Manager and the Company shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

13.   Amendment of this Agreement. No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act. The Company shall promptly provide a copy of any such amendment or waiver to any party entitled thereto.

14.   Notices. Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:

(a)   If to the Company:

BlackRock TCP Capital Corp., 2951 28th Street, Suite 1000, Santa Monica, CA 90405, Attention: CEO

(b)   If to the Investment Manager:

Tennenbaum Capital Partners, LLC 2951 28th Street, Suite 1000, Santa Monica, CA 90405, Attention: Howard M. Levkowitz, Managing Director

Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 14.

15.   Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

16.   Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

17.   Costs and Expenses. The costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne by the Company.

18.   Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager hereby agrees that all records which it maintains for the Company in its capacity as Investment Manager are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company’s request. The Investment Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records maintained by it in its capacity as Investment Manager that are required to be maintained by Rule 31a-1 under the 1940 Act.

19.   Titles Not to Affect Interpretation. The titles of sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

20.   Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by applicable law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

21.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and, to the extent inconsistent therewith, the 1940 Act.

22.   Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BLACKROCK TCP CAPITAL CORP.

By:	~~/s/ Howard M. Levkowtiz~~
Howard M. Levkowtiz, Chairman and CEO

TENNENBAUM CAPITAL PARTNERS, LLC

By:	~~/s/ Howard M. Levkowtiz~~
Howard M. Levkowitz, Managing Director

Annex B-1

Examples of Incentive Compensation Calculation

Example 1: Income Portion of Incentive Compensation:

Assumptions

•	Total return limitation[1] = 8%
I.	Alternative 1
a.	Additional Assumptions
i.	cumulative gross ordinary income (including interest, dividends, fees, etc.) = 11.5%
ii.	cumulative ordinary income before incentive compensation (gross ordinary income — (management fee + other expenses)) = 9%
iii.	cumulative annual total return = 7%
iv.	prior ordinary income incentive compensation = 0%
b.	Cumulative total return does not exceed total return limitation, therefore there is no income incentive compensation.
II.	Alternative 2
a.	Additional Assumptions
i.	cumulative gross ordinary income (including interest, dividends, fees, etc.) = 11%
ii.	cumulative ordinary income before incentive compensation (gross ordinary income — (management fee + other expenses)) = 8.5%
iii.	cumulative annual total return = 9.5%
iv.	prior ordinary income incentive compensation = 0%
b.	Cumulative ordinary income before incentive compensation is positive and the cumulative total return exceeds the total return limitation, therefore there is income incentive compensation.
c.	Income incentive compensation = ((20% x ordinary income before incentive compensation) but not more than ((100% x (cumulative total return up to 10%-8% total return limitation)) + (20% x cumulative total return above 10%)))

= ((20% x 8.5%) or, if less, ((100% x (9.5%-8%) + (20% x 0%)))

= 1.7% or, if less, 1.5%

= 1.5%

III.	Alternative 3
a.	Additional Assumptions
i.	cumulative gross ordinary income (including interest, dividends, fees, etc.) = 15.5%
ii.	cumulative ordinary income before incentive compensation (gross ordinary income —(management fee + other expenses)) = 13%
iii.	cumulative annual total return = 18%
[1]	Represents 8.0% annualized total return limitation.
•   Management fee(2) = 1.5%
Represents 1.5% annualized management fee, assuming no liabilities.
•   Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 1%
Excludes organizational and offering costs.

B-1-1

iv.	prior ordinary income incentive compensation = 1%
b.	Cumulative ordinary income before incentive compensation is positive and cumulative total return exceeds the total return limitation, therefore there is income incentive compensation.
c.	Income incentive compensation = ((20% x ordinary income before incentive compensation) but not more than ((100% x (cumulative total return up to 10%-8% total return limitation)) + (20% x cumulative total return above 10%))), less income incentive compensation previously paid

= ((20% x 13%) or, if less, ((100% x (10%-8%) + (20% x (18%-10%)))-1%

= (2.6% or, if less, ((2% + (20% x 8%)))-1%

= (2.6% or, if less, (2% + 1.6%))-1%

= (2.6% or, if less, 3.6%)-1%

= 1.6%

Note that due to the priority of capital gains compensation over ordinary income compensation, had the 5%2 of cumulative unrealized capital gains been realized, the capital gains incentive compensation would have been 1% (i.e. 20% x 5%) and would have reduced ordinary income compensation from 1.6% to 0.6%. Further, if there had been 1.6% or more of prior capital gains compensation, the ordinary income compensation payment would have been zero.

Example 2: Capital Gains Portion of Incentive Compensation:

I.	Alternative 1:
a.	Assumptions
i.	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).
ii.	Year 2: Investment A sold for $50 million and fair market value, or fair market value (“FMV”), of Investment B determined to be $32 million. Cumulative annual total return of 40%.
iii.	Year 3: FMV of Investment B determined to be $25 million. Cumulative annual total return of 15%.
b.	Year 4: Investment B sold for $31 million. Cumulative annual total return of 10%. The capital gains portion of the incentive compensation would be:
i.	Year 1: None.
ii.	Year 2: Capital gains incentive compensation of $6 million ($6 million = $30 million realized capital gains on sale of Investment A multiplied by 20% and total return limitation satisfied).
iii.	Year 3: None; no realized capital gains.
iv.	Year 4: Capital gains incentive compensation of $0.2 million ($31 million cumulative realized capital gains multiplied by 20%, less $6 million of capital gains incentive compensation paid in year 2 and total return limitation satisfied).
II.	Alternative 2
a.	Assumptions
i.	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).
ii.	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million. Cumulative annual total return of 15%.
iii.	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million. Cumulative annual total return of 7%.
[2]	5% of cumulative unrealized capital gains = 18% cumulative annual total return — 13% cumulative ordinary income before incentive compensation.

B-1-2

iv.	Year 4: FMV of Investment B determined to be $35 million. Cumulative annual total return of 20%.
b.	Year 5: Investment B sold for $40 million. Cumulative annual total return of 20%. The capital gains portion of the incentive compensation would be:
i.	Year 1: None.
ii.	Year 2: Capital gains incentive compensation of $5 million; 20% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B, and the total return limitation is satisfied).
iii.	Year 3: None as the total return limitation is not satisfied.
iv.	Year 4: Capital gains incentive compensation of $2 million ($35 million cumulative realized capital gains (including $5 million of realized capital gains from year 3 at a time when the total return limitation was not satisfied and no cumulative unrealized capital depreciation) multiplied by 20%, less $5 million capital gains incentive compensation paid in year 2, and the total return limitation is satisfied).
v.	Year 5: Capital gains incentive compensation of $2 million ($45 million cumulative realized capital gains multiplied by 20%, less $7 million in capital gains incentive compensation paid in years 2 and 4, and the total return limitation is satisfied).

B-1-3

Annex B-2

Examples of Incentive Compensation Calculation

Example 1: Income Portion of Incentive Compensation:

Assumptions

•	Total return limitation[3] = 7%
I.	Alternative 1
a.	Additional Assumptions
i.	cumulative gross ordinary income (including interest, dividends, fees, etc.) = 11.5%
ii.	cumulative ordinary income before incentive compensation (gross ordinary income — (management fee + other expenses)) = 9.17%
iii.	cumulative annual total return = 7%
iv.	prior ordinary income incentive compensation = 0%
b.	Cumulative total return does not exceed total return limitation, therefore there is no income incentive compensation.
II.	Alternative 2
a.	Additional Assumptions
i.	cumulative gross ordinary income (including interest, dividends, fees, etc.) = 11%
ii.	cumulative ordinary income before incentive compensation (gross ordinary income — (management fee + other expenses)) = 8.67%
iii.	cumulative annual total return = 9.5%
iv.	prior ordinary income incentive compensation = 0%
b.	Cumulative ordinary income before incentive compensation is positive and the cumulative total return exceeds the total return limitation, therefore there is income incentive compensation.
c.	Income incentive compensation = ((17.5% x ordinary income before incentive compensation) but not more than ((100% x (cumulative total return up to 8.485%-7% total return limitation)) + (17.5% x cumulative total return above 8.485%)))

= ((17.5% x 8.67%) or, if less, ((100% x (8.485%-7%) + (17.5% x (9.5%-8.485%)))

= 1.52% or, if less, 1.66%

= 1.52%

III.	Alternative 3
a.	Additional Assumptions
i.	cumulative gross ordinary income (including interest, dividends, fees, etc.) = 15.5%
ii.	cumulative ordinary income before incentive compensation (gross ordinary income —(management fee + other expenses)) = 13.17%
iii.	cumulative annual total return = 18%
[3]	Represents 7.0% annualized total return limitation.

•   Management fee(2) = 1.33% (average management fee assuming 2x debt-to-equity)
Represents 1.5% annualized management fee, assuming no liabilities.
•   Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 1%
Excludes organizational and offering costs.

B-2-1

iv.	prior ordinary income incentive compensation = 1%
b.	Cumulative ordinary income before incentive compensation is positive and cumulative total return exceeds the total return limitation, therefore there is income incentive compensation.
c.	Income incentive compensation = ((17.5% x ordinary income before incentive compensation) but not more than ((100% x (cumulative total return up to 8.845%-7% total return limitation)) + (17.5% x cumulative total return above 8.485%))), less income incentive compensation previously paid

= ((17.5% x 13.17%) or, if less, ((100% x (8.485%-7%) + (17.5% x (18%-8.485%)))-1%

= (2.30% or, if less, ((1.485% + (17.5% x 9.515%)))-1%

= (2.30% or, if less, (1.485% + 1.665%))-1%

= (2.30% or, if less, 3.15%)-1%

= 1.30%

Note that due to the priority of capital gains compensation over ordinary income compensation, had the 4.83%4 of cumulative unrealized capital gains been realized, the capital gains incentive compensation would have been 0.85% (i.e. 17.5% x 4.83%) and would have reduced ordinary income compensation from 1.30% to 0.46%. Further, if there had been 1.30% or more of prior capital gains compensation, the ordinary income compensation payment would have been zero.

Example 2: Capital Gains Portion of Incentive Compensation:

I.	Alternative 1:
a.	Assumptions
i.	Year 1: $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).
ii.	Year 2: Investment A sold for $50 million and fair market value, or FMV, of Investment B determined to be $32 million. Cumulative annual total return of 40%.
iii.	Year 3: FMV of Investment B determined to be $25 million. Cumulative annual total return of 15%.
b.	Year 4: Investment B sold for $31 million. Cumulative annual total return of 10%. The capital gains portion of the incentive compensation would be:
i.	Year 1: None.
ii.	Year 2: Capital gains incentive compensation of $5.25 million ($5.25 million = $30 million realized capital gains on sale of Investment A multiplied by 17.5% and total return limitation satisfied).
iii.	Year 3: None; no realized capital gains.
iv.	Year 4: Capital gains incentive compensation of $0.175 million ($31 million cumulative realized capital gains multiplied by 17.5%, less $5.25 million of capital gains incentive compensation paid in year 2 and total return limitation satisfied).
II.	Alternative 2
a.	Assumptions
i.	Year 1: $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”).
ii.	Year 2: Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million. Cumulative annual total return of 15%.
iii.	Year 3: FMV of Investment B determined to be $27 million and Investment C sold for $30 million. Cumulative annual total return of 7%.
[4]	4.83% of cumulative unrealized capital gains = 18% cumulative annual total return − 13.17% cumulative ordinary income before incentive compensation.

B-2-2

iv.	Year 4: FMV of Investment B determined to be $35 million. Cumulative annual total return of 20%.
b.	Year 5: Investment B sold for $40 million. Cumulative annual total return of 20%. The capital gains portion of the incentive compensation would be:
i.	Year 1: None.
ii.	Year 2: Capital gains incentive compensation of $4.375 million; 17.5% multiplied by $25 million ($30 million realized capital gains on Investment A less $5 million unrealized capital depreciation on Investment B, and the total return limitation is satisfied).
iii.	Year 3: None as the total return limitation is not satisfied.
iv.	Year 4: Capital gains incentive compensation of $1.75 million ($35 million cumulative realized capital gains (including $5 million of realized capital gains from year 3 at a time when the total return limitation was not satisfied and no cumulative unrealized capital depreciation) multiplied by 17.5%, less $4.375 million capital gains incentive compensation paid in year 2, and the total return limitation is satisfied).
v.	Year 5: Capital gains incentive compensation of $1.75 million ($45 million cumulative realized capital gains multiplied by 17.5%, less $6.125 million in capital gains incentive compensation paid in years 2 and 4, and the total return limitation is satisfied).

B-2-3

TCP CAPITAL CORP.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

BLACKROCK TCP CAPITAL CORP.

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